PRELIMINARY OFFERING CIRCULAR – MARCH 19, 2025

SUBJECT TO COMPLETION

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

FISYN FUND II LLC

777 Main Street, Suite 600

Fort Worth, TX, 76102

Phone No.: (512) 739-7567

https://www.fisyn.com

$24,999,920 Maximum Offering Amount

FISYN FUND II LLC, a Delaware limited liability company (which we refer to as “we,” “us,” “our” or “Company”), is offering up to 56,818 Class A non-voting membership interests (“Class A Interests”) and up to 170,454 Class B non-voting membership interests (“Class B Interests”) (collectively referred to as the “Interest(s),” or “Securities”) in the Company at $110.00 per Interest, for a maximum of $24,999,920 (“Maximum Offering Amount”), if all offered Interests are sold. The offering of the Interests may be referred to in this offering circular as the “Offering.”

The minimum investment to acquire Class A Interests is $25,000.00. The minimum investment amount to acquire Class B Interests is $1,000.00, which minimum may be waived by the Manager on a case-by-case basis for any reason or no reason at all. The sale of Interests will commence once this offering circular, as amended, is qualified by the Securities and Exchange Commission (“SEC”). We will conduct separate closings on a rolling basis promptly after receiving investor funds, but in no case less than every 30 days. This offering will terminate at the earlier to occur of: (i) all Interests offered hereby are sold, (ii) three years from the date this offering circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company.

The Company is offering bonus perks to investors who acquire Class A Interests by investing certain amounts of capital as described below, which includes the issuance of additional Class A Interests (“Bonus Interests”) to investors. Fractional Interests will not be distributed, and Bonus Interests will be determined by rounding up to the nearest whole Interest. Assuming all investors qualify for the maximum number of Bonus Interests, 5,682 additional Bonus Interests will be issued in this offering, which will cause immediate dilution to any investor receiving no Bonus Interests, or a lesser percentage of Bonus Interests. An investor will receive such perks whether they hit the thresholds described below through one investment or through multiple investments, except for the initial level set at a minimum of $25,000. Investors must initially purchase Class A Interests through this offering in order to qualify for bonus perks. They may aggregate investments to qualify for a higher level of perks. Such investments are permitted to be aggregated across multiple closings until the close of this offering. Investors who initially purchase Class B Interests, and whose total investments made through this offering in the aggregate meet the bonus perk investment requirements below, will not qualify for the bonus perks.

$250,000+

●	10% Bonus Interests
●	A weekend in Fort Worth, Texas for two which will include:

○	Car for transportation provided by the Company or a car rental (up to $150/day)
○	Accommodations at a local hotel for one room for 2 nights (maximum value of $350 per night)
○	Flights for two in coach class to and from DFW airport (approximate value of $1,500)
○	Dinners – up to $500 each night

$100,000 - $249,999

●	8% Bonus Interests
●	Wine and Cheese package (maximum value of $200 value)
●	$500 Tecovas Gift Card

$25,000 - $99,999

●	6% Bonus Interests
●	Texas Gift Basket (estimated $250 - $500 value)

	Price to public(1)	Underwriting discount and commissions	Proceeds to Issuer(2)

Per Interest	$110.00	$4.95	$105.05
Total Maximum(3)	$25,624,940.00	$1,183,996.40	$23,815,923.60

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. All investor funds will be held in a segregated Company account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use.

(2)	Interests are being offered on a “best-efforts” basis. We have engaged DealMaker Securities LLC (“Broker”), for administrative and compliance related services in connection with this Offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. The Broker and its affiliates will be paid up to four and 50/100th percent (4.5%) of the amount raised in this offering, which compensation is reflected in the above table as well as a monthly account management fee of $2,000 up to a maximum of $18,000, a one-time $25,000 payment and $2,000 monthly accountable expenses for pre-offering analysis (up to $6,000), and a one-time $10,000 payment of accountable expenses to Novation Solutions Inc. O/A DealMaker for infrastructure for self-directed electronic roadshow. The compensation due to Broker and its affiliates is capped based on the amount of capital we raise in this offering, with the maximum amount due to Broker being $1,183,996.40, if we raise the maximum offering amount. Please see “Plan of Distribution” for additional information.

(3)	The Bonus Interests described above are included in the calculation of the maximum aggregate offering amount for the price to public. If all potential Bonus Interests are issued through this offering, the Company will issue 232,954 Interests (62,500 Class A and 170,454 Class B Membership Interests). Broker will not charge any underwriting compensation on the issuance of the Bonus Interests. The proceeds to issuer do not include the value of the Bonus Interests since the Company will not receive proceeds for them.

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(3)	We expect to incur expenses relating to this offering in addition to the fees due to the Broker, including, but not limited to, legal, accounting, marketing, travel, and other miscellaneous expenses, which are not included in the foregoing table. See “Use of Proceeds” for more detail.

Our Interests are not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Interests indefinitely.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 6 [All page numbers will be revised (including TOC) after documents are formatted for SEC filing] for a description of some of the risks that should be considered before investing in our Interests. These risks include, but are not limited to, the following:

●	Investors will not have the opportunity to evaluate or approve any investments prior to our acquisition or financing thereof.

●	Investors will rely solely on our Manager to manage us and our investments. Our Manager will have broad discretion to invest our capital and make decisions regarding investments.

●	Investors will have no control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.

●	An investor could lose all or a substantial portion of any investment made in us.

●	There is no public trading market for our Interests. There are also transfer restrictions contained in our Amended and Restated Company Agreement. It will thus be difficult for an investor to sell Interests purchased from us.

●	The offering price of our Interests was not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets or Company at the time an investor’s investment is made.

●	Conflicts of interest exist between our investors and our interests or the interests of our Manager, and our respective affiliates.

●	There are substantial risks associated with owning, entitling, developing, and selling real estate, including changes in value of the properties, environmental risks, ADA compliance risks, competing properties, tenant turnover, uninsured losses, title defects, property defects, increasing carrying costs and lack of diversity.

●	We will be subject to government regulation, which could negatively impact our business should we fail to comply withs such regulations.

●	The amount of distributions we will make is uncertain.

●	Our Manager and/or its affiliates may own interests in or manage other entities engaged in similar investments and operations as the Company.

●	Persons who provide services to the Company may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

●	The Company may experience the general risks related to investing in real estate.

●	The Company may not acquire the necessary entitlements for a property.

●	Successful ground-up construction and development depends on many independent factors, and delays or changes in plans, sometimes outside of our control, may negatively impact our business plan.

●

The failure of the sale of our properties to generate positive cash flow or to sufficiently appreciate would most likely preclude our investors from realizing an attractive return on their interest ownership.

●	The value of any real estate asset will fluctuate with general and local economic conditions.

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THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering is being made pursuant to Tier 2 of Regulation A following the Form 1-A offering circular disclosure format.

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” refer to FISYN FUND II LLC together with our wholly and majority owned subsidiaries.

The Company

FISYN FUND II LLC was organized as a limited liability company in Delaware on November 14, 2024 to acquire, develop, hold, and dispose of real property (the “Properties”, each a “Property”). Primarily, the Company intends to acquire raw land, entitle the land, and then sell the property prior to development, although the Company may elect to develop and construct particular Properties in the discretion of our manager, FYSIN Management Company LLC, a Texas limited liability company (the “Manager”). We may engage or joint-venture with third-parties (operators) to assist, manage, or service our assets.

The Company’s principal address is 777 Main Street, Suite 600, Fort Worth, TX, 76102.

Management

The Company’s manager is FYSIN Management Company LLC, a Texas limited liability company. Our Manager shall manage and administer company assets and perform all other duties prescribed for in our amended and restated company agreement dated March 14, 2025 (the “Company Agreement”) and the Delaware Limited Liability Company Act. No other Person shall have any right or authority to act for or bind the Company except as permitted in our Company Agreement or as required by law. Our Manager shall have no personal liability for the obligations of the Company.

Our Manager will receive fees for its services, and it will receive reimbursements for expenses incurred on the Company’s behalf. The Company will reimburse our Manager and its affiliates for offering and initial operating expenses, once the Minimum Offering Amount has been raised. Our Manager is not expected to incur expenses on our behalf once we have raised sufficient capital through this offering and revenues to fund our operations. Our Manager is entitled to the following fees and compensation:

●	Acquisition fee of up to 5% of the purchase price for each property acquired by the Company;

●	An annual asset management fee of 6% of capital used by the Company for the acquisition and operation of company assets for the first year of operations and 1% every year thereafter;

●	Disposition fee of up to 2% of the sales price of each property sold by the Company; and

●	80% of Distributable Cash (as defined in the Company Agreement) after the Class A and Class B members have received a preferred return and a return of their capital.

The Company is unable to ascertain at this time the total dollar amount of fees and other compensation that the Manager will earn from the Company.

Capitalization

The Company is authorized to issue an unlimited number of membership interests (“Membership Interests”). Membership Interests are divided among Class A, Class B, and Class M Membership Interests. Prior to this offering, the Company had the following securities issued and outstanding:

2,750 Class A Membership Interests

0 Class B Membership Interests

100 Class M Membership Interests

Following this offering, assuming all offered Interests are sold and no other securities of the Company are issued, the Company will have the following securities issued and outstanding:

59,568 Class A Membership Interests (if no Bonus Interests are issued)

62,500 Class A Membership Interests (if all Bonus Interests are issued)

170,454 Class B Membership Interests

100 Class M Membership Interests

Class M Membership Interests have been issued to an affiliate of a member of our Manager, and Class A Interests and Class B Interests are being offered pursuant to this offering. Class A Interests and Class B Interests are non-voting and Class M Membership Interests are the only Membership Interests entitled to vote.

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Rights of Membership Interests

Class A and Class B Membership Interests have identical rights except for distributions which are summarized below. Neither class has voting rights. All voting rights are designated to the Class M Membership Interests. Members are not required to contribute additional capital contributions to the Company. Failure to do so will result in the dilution of such member’s Interests. Class A and Class B members may also reinvest distributions on an annual basis subject to the Manager’s discretion and the availability of an exemption from registration for the additional membership interests. Members holding Interests may submit any dispute under the Company Agreement pursuant to Article 10 of the Company Agreement. They may also transfer their Interests in accordance with the procedure set forth in Article 11 of the Company Agreement.

Distributions

Subject to the availability of Distributable Cash (defined in “Securities Being Offered”), the Company will make quarterly distributions. The Company does not intend to operate the Properties and will only be able to make distributions upon the disposition of a Property. Generally, investors will receive an annual cumulative, non-compounding preferred return of 12% (Class A) or 10% (Class B), followed by a return of their Unreturned Capital Contributions and then a 20% (Class A and B) / 80% (Class M) profit split of all remaining cash.

Transfer Restrictions

Our Company Agreement contains significant restrictions on transfer of Interests. Our Manager may refuse a transfer of Interest(s) for any number of reasons. Furthermore, transfers of our Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. In addition, there is no market for our Interests and none is likely to develop in the future.

Going Concern

The consolidated financial statements included in this offering circular have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Use of Proceeds

In general, the Company will use net proceeds from the offering to acquire real property, entitle the land, and either resell the property or develop the property. See “Use of Proceeds” on page 29 for more detail.

The Offering

FISYN FUND II LLC is offering up to a maximum of 56,818 Class A Interests and up to 170,454 Class B Interests in the Company at $110.00 per Interest, for a maximum of $24,999,920 in offering. The minimum investment amount to acquire Class A Interests is $25,000.00. The minimum investment amount to acquire Class B Interests is $1,000.00. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Interests is not sold.

The Company is offering bonus perks to investors who acquire Class A Interests and invest certain amounts of capital as described below, which may include the issuance of Bonus Interests to investors. Fractional Interests will not be distributed, and Bonus Interests will be determined by rounding up to the nearest whole Interest. Assuming all investors qualify for the maximum number of Bonus Interests, 5,682 additional Bonus Interests will be issued in this offering, which will cause immediate dilution to any investor receiving no Bonus Interests, or a lesser percentage of Bonus Interests. An investor will receive such perks whether they hit the thresholds described below through one investment or through multiple investments, except for the initial level set at a minimum of $25,000. Investors must initially purchase Class A Interests through this offering in order to qualify for bonus perks. They may aggregate investments to qualify for a higher level of perks. Such investments are permitted to be aggregated across multiple closings until the close of this offering. Investors who initially purchase Class B Interests, and whose total investments made through this offering in the aggregate meet the bonus perk investment requirements below, will not qualify for the bonus perks.

$250,000+

●	10% Bonus Interests
●	A weekend in Fort Worth, Texas for two which will include:

○	Car for transportation provided by the Company or a car rental (up to $150/day)
○	Accommodations at a local hotel for one room for 2 nights (maximum value of $350 per night)
○	Flights for two in coach class to and from DFW airport (approximate value of $1,500)
○	Dinners – up to $500 each night

$100,000 - $249,999

●	8% Bonus Interests
●	Wine and Cheese package (maximum value of $200)
●	$500 Tecovas Gift Card

$25,000 - $99,999

●	6% Bonus Interests
●	Texas Gift Basket (estimated $250 - $500 value)

Interests are being offered on a “best efforts” basis. We have engaged DealMaker Securities LLC as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. We have also engaged affiliates of the Broker to provide technology, marketing, and transfer agent services.

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In order to subscribe to purchase the Interests, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, or credit card through our subscription portal at invest.fisyn.com. We have engaged Novation Solutions, Inc. dba DealMaker, an affiliate of Broker, to maintain our deal portal. Investors must make certain suitability representations in our subscription agreement, including compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

This offering will terminate at the earlier to occur of: (i) all Interests offered hereby are sold, (ii) three years from the date this offering circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering statement includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.

You should rely only on the information contained in this offering circular and the exhibits to the offering statement. We have not authorized any person to provide you with any information different from that contained in this offering circular. The information contained in this offering circular is complete and accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or sale of our Interests. This offering circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for the Interests. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

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Risks Related to the Offering and our Securities

There is no current market for the Interests of the Company.

You should be prepared to hold this investment indefinitely. There is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their Interests as collateral.

There are restrictions on an investor’s ability to sell its Interests making it difficult to transfer, sell or otherwise dispose of our Interests.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.

Our Interests will not be registered under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our Interests to be limited. Investors may be unable to resell their Interests, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our Company Agreement that prohibit transfers unless approved by our Manager, in its sole discretion, and the transferee and transferor have met other conditions established by our Company Agreement.

The Company was recently formed, has no track record and no operating history from which you can evaluate the Company or this investment.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the Company will achieve its investment objectives or the underlying assets to be acquired will be successfully monetized.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon the Company and the value of your Interests.

There can be no guarantee that we will reach our funding target from potential investors. In the event we do not raise sufficient funds through this offering, we may not be able to achieve our investment objectives and may seek capital elsewhere, which could be on different terms than those hereby offered.

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The issuance of Bonus Interests through this offering may cause immediate dilution to your Interests.

We are offering bonus perks to certain investors. Investors who invest $25,000.00 or more will be issued Bonus Interests, thereby diluting any investor who is not issued Bonus Interests or any investor who is issued Bonus Interests at a lower percentage than other investors. See the section titled “The Offering” for further details on the Bonus Interests.

There is no minimum Offering amount.

Interests are being offered on a “best- efforts” basis. There is no minimum Offering amount and all Offering proceeds will be immediately available for the Company’s use. Offering proceeds will be used to pay for offering expenses such as our portal, broker dealer, marketing, and other expenses. If the Company is unable to raise sufficient funds to operate, its results of operations and investor returns could be materially negatively impacted.

We may need additional capital, which may be on terms more or less favorable than those offered in this offering.

We may require additional capital and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or incur debt. The sale of additional equity securities could result in additional dilution to our members. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, or that the terms provided won’t be more or less favorable than those hereby offered.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds;” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Interests from the Company has been arbitrarily determined.

Our management has determined the Interests offered by the Company. The price of the Interests we are offering was arbitrarily determined based upon the illiquidity and volatility of our Interests, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Interests sold in this offering may be more or less than the fair market value for our Interests.

The offering prices of the Interests may not accurately represent the current value of the Company or our assets at any particular time. Therefore, the purchase price you pay for the Interests may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for the Interests is fixed and will not vary based on the underlying value of our assets at any time. Our Manager has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for the Interests has not been based on appraisals of any assets we own or may own, or of the Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Interests may not be supported by the current value of the Company or our assets at any particular time.

The best-efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Interests are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of Interests but will use our best efforts to sell the Interests offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this offering circular will result in any proceeds being made available to us.

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Our success depends in large part upon our Manager and its ability to execute our business plan.

The successful operation of the Company is dependent on the ability of our Manager to source, acquire and manage our assets. As our Manager was formed recently, and is an early-stage startup company, it has no operating history which evidences its ability to source, acquire, manage and utilize our intended assets.

The success of the Company will be highly dependent on the expertise and performance of our Manager and its team to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our Manager. The loss of the services of one or more of these individuals could have a material adverse effect on our investments and/or operations.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our Interests and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our Interests. We currently do not intend to and may not be able to qualify securities for resale in states which require Interests to be qualified before they can be resold by our members.

Investment in the Company involves certain tax and ERISA risks of which investors should be aware.

An investment in the Company involves certain tax risks of general application to all investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts, and other tax-exempt investors. Such investors should consult their tax advisors prior to investing in the Company.

Potential breach of the security measures of our investment platform could have a material adverse effect on the Company.

The highly automated nature of the investment platform through which potential investors acquire Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the investment platform, the Company, our Manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods, the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which will not yield a return as high as if deployed towards real estate.

Interests are being offered under an offering exemption, and if it were later determined that such an exemption was not available, purchasers would be entitled to rescind their purchase agreements.

Interests are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Interests qualify for such exemption the investors might have the right to rescind their purchase of Interests. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Interests may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the Offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

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Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and neither our Manager nor its managers is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Manager have taken the position that the Investment Company Act or the Investment Advisers Act do not apply to our operations. This position, however, is based upon applicable law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and our Manager may be forced to liquidate and wind up the Company or rescind the offering of Interests.

The Company will either rely on the exemption for insignificant participation by benefit plan investors or the real estate operating company exemption under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, twenty-five percent (25%) or more of the value of any class of equity interest is held by benefit plan investors. If we rely on this exemption, we will not accept investments from benefit plan investments of  twenty-five percent (25%) or more of the value of any class of equity interest. If repurchases of units reach twenty-five percent (25%), we may repurchase units of benefit plan investors without their consent until we are under such twenty-five percent (25%) limit. Alternatively, we may rely on the real estate operating exemption. Generally, to qualify for the real estate operating company exemption a Company must (i) have at least 50% of its assets (valued at cost) invested in real estate as of the date of its first long-term investment and on at least one day during each annual valuation period that follows, (ii) which is managed or developed and with respect to which such company has the right to substantially participate directly in the management or development activities.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of Delaware, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this offering circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the state of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

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There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Using a credit card to purchase Interests may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the Interests you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The Company Agreement has a dispute resolution provision that requires disputes be resolved via mediation or (if mediation fails) binding arbitration in Tarrant County, Texas, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the Company Agreement. In that agreement, investors agree to resolve disputes arising from or relating to the Company’s Company Agreement, the breach thereof, or any associated transaction (but not including claims under the Securities Act and/or the Exchange Act) by mediation or (if mediation fails) binding arbitration in the county of the principal office of the Company (Tarrant County, Texas) The Company believes that the exclusive forum provision applies to all claims other than those arising under the Securities Act or the Exchange Act, but there is uncertainty as to whether a court would enforce such a provision in all situations.

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This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit the ability of investors to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and member approval of any golden parachute payments not previously approved.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”   To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Securities exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Securities with the Commission under the Exchange Act. If we are required to register any Securities under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

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Investors have no voting rights.

Investors have no voting rights. Only Class M Membership Interests have voting rights and are held by the sole member of our Manager. Investors may not necessarily agree with the voting decisions of the Class M member or decisions may not be in the best interests of all the investors but only a limited number, including the Class M interest member.

Our Interests will have the effect of concentrating voting control with our founder, which will limit your ability to influence the outcome of important decisions.

Our founder, Rawney McVaney, beneficially owns 80% of our outstanding Membership Interests and beneficially owns 100% of the voting power of our outstanding Membership Interests. As a result, he has the ability to control the outcome of matters requiring member approval, including the appointment of officers and approval of significant corporate transactions, such as a merger or other sale of our company or our assets. This concentration of voting control will preclude other members from influencing corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. Our founder’s control may adversely affect the market price of our Interests.

We may experience liability for alleged or actual harm to third parties and costs of litigation.

We are subject to the risk of lawsuits filed by tenants, borrowers, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. The Company may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and our Manager may be delayed or prevented from implementing the business plan of the Company.

Our management team has no experience managing a publicly reporting company.

The members of our management team have no experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

Risks Related to Potential Conflicts of Interest

Our Company Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager.

Our Company Agreement provides that our Manager, in exercising its rights in its capacity as Manager, will be entitled to consider only such interests and factors as it desires and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Company Agreement, the LLC Act or under any other law, rule or regulation or in equity. The Company Agreement allows our Manager and its affiliates to have other business interests, including those that compete with the Company.

We do not have a conflicts of interest policy.

Our Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other people or entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our assets. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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While the Company does not intend to, the Company may purchase assets from, or sell Company Assets to, affiliates of the manager.

Our Company Agreement explicitly allows the Company to purchasing Company Assets from and selling Company Assets to affiliates of the Manager, so long as such purchases and sales are valued at market rate. However, the assessment of market rate is to be determined by the Manager in good faith, based on reasonable assumptions. Since any such transaction will not take place at arms’ length, our Manager may be incentivized to assess the value of the Company Asset as higher (or lower) than the value that could be obtained in an arms’ length transaction and may make bad assumptions in coming up with such estimates.

Conflicts may result in the use of certain service providers over others.

Our Manager and our operators will engage with, on behalf of the Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager or operators and not the Company. Our Manager or operators may be incentivized to choose a service provider or seller based on the benefits they are to receive.

There may be conflicting interests of investors.

Our Manager will determine whether or not to acquire or liquidate our assets. When determining to acquire or liquidate an investment, our Manager will do so considering all of the circumstances at the time, which may include obtaining or paying a price for an underlying asset that is in the best interests of some but not all of the investors.

Conflicts may exist between service providers, the Company, our Manager and its affiliates.

Our service providers may provide services to our Manager and its affiliates. Because such providers may represent both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not the Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering and will not be representing interest holders of the Company. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our Interests.

The Company intends to make multiple securities offerings which increases its risk of litigation.

The rise in litigation tied to multiple security offerings is a growing trend, fueled by increased regulatory scrutiny, complex financial structures, and the push for transparency in financial markets. When companies offer securities in multiple offerings, the complexity of managing these offerings can lead to potential oversights and misrepresentations, which, in turn, can result in legal challenges. Investors often claim that they were misled or inadequately informed about the risks or terms associated with particular offerings. This increased legal risk is particularly prevalent in sectors with intricate financial products or where companies are rapidly expanding, as the lack of detailed disclosures or inconsistencies in documentation can lead to allegations of securities fraud. As a result, companies must remain diligent in their disclosures and compliance practices, ensuring that each security offering adheres to strict standards to mitigate the potential for costly litigation.

Handling multiple security offerings can significantly strain management’s time and resources, diverting attention from core business operations and strategic initiatives.

Each security offering requires extensive planning, regulatory compliance, and clear communication with investors. The need to prepare detailed disclosures, manage legal considerations, and coordinate with financial advisors and underwriters creates a complex landscape for management to navigate. Additionally, the ongoing reporting and oversight required for multiple securities demand dedicated resources to ensure accuracy and transparency, particularly to meet regulatory standards and avoid potential litigation. This extensive process often monopolizes management’s time and attention, limiting their capacity to focus on long-term growth strategies, operational efficiency, and product or service innovation. Consequently, while multiple offerings can attract diverse investment pools, they can also restrict management’s agility and reduce the resources available to drive the business forward.

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Risks Related to our Business

Since we have a limited operating history, it may be difficult for potential investors to evaluate our business.

Our relatively short operating history may make it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a newer business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on our Manager, and the turnover of such personnel could harm our business.

Our business and results of operations depend in significant part upon our executives. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel to replace the leased employees as needed, our business could suffer. We do not have any key person insurance.

We may change our investment strategy without the consent of members, which may result in riskier investments than our current investments.

We may change our investment strategy and guidelines at any time without the consent of our members, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our investment strategy or guidelines may increase our exposure to real estate market fluctuations.

We may experience general risks of real estate investing.

Factors which could affect the Company’s ownership of real property might include, but are not limited to any or all of the following: changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities, inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, and other factors beyond the control of the Company. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

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The profitability of the properties is uncertain.

We intend to invest in properties selectively. Investment in real estate entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in real estate investments include risks that the properties will not achieve anticipated sales price, and costs of improvements may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments.

Our properties may be subject to increases in real estate tax rates, utility costs, insurance costs, administrative and other expenses. We do not plan to operate the properties. If we are unable to sell the properties in a timely manner, we would be required to pay those costs longer than anticipated, which could adversely affect funds available for future cash distributions.

Our properties may not be diversified.

Our properties may not be diversified by type and/or geographic location. Our performance is therefore linked to economic conditions affecting the real estate classes and regions in which we will invest in properties and in the market for real estate properties generally. Such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Entitling and reselling real property involves significant risks that can impact financial returns, timelines, and marketability.

One key risk is market volatility: entitlements can take months or even years to secure, and during that period, market conditions can shift dramatically. Changes in demand, interest rates, or property values can reduce buyer interest or alter the profitability of the project, especially if the entitled property no longer aligns with market needs or trends. Additionally, entitlement processes are inherently uncertain; zoning or environmental approvals can be delayed or denied, leading to increased holding costs and potential sunk costs in planning or consulting fees if the property fails to achieve the desired entitlements.

Another major risk is regulatory and community opposition. Local authorities or neighborhood groups may oppose rezoning or development plans, causing costly delays or requirements to alter the project. These groups may demand concessions, such as reduced density or additional environmental protections, which can affect the property’s attractiveness to buyers or developers. Moreover, if we seek to resell the entitled property without completing the project, potential buyers may hesitate due to the risk of regulatory compliance or the uncertainty of obtaining additional approvals. Overall, these risks can lead to a prolonged resale process, financial losses, and missed opportunities in more favorable markets.

The Company may not acquire the necessary entitlements for a property.

The Company primarily intends to acquire, entitle, and sell the properties it acquires. If we are unable to entitle a property as intended, we may not be able to sell a property or could be forced to sell a property at a loss. In addition, we plan on developing a particular property, failing to secure the necessary entitlements for a property can lead to severe project setbacks, including substantial delays and increased costs. Without proper entitlements, construction and development plans may be halted indefinitely, which can result in higher carrying costs, such as financing, taxes, and maintenance expenses, while the property sits idle. Furthermore, we may be forced to redesign the project to meet permitted uses or zoning requirements, diminishing the property’s potential and profitability. These changes can disrupt timelines, increase costs, and reduce the expected return on investment, putting financial strain on the project and potentially causing investor losses.

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Beyond financial impacts, the lack of entitlements can lead to serious legal and reputational consequences. Developing without appropriate approvals can expose developers to penalties, fines, or legal challenges from local authorities or neighboring property owners. Community opposition can also increase if the project appears out of sync with local zoning regulations or planning standards, leading to public disputes or prolonged hearings. Additionally, lenders may view a lack of entitlements as a risk, making it difficult for potential developers to secure necessary financing. The combined effect of these risks can damage our reputation, limit future project opportunities, and ultimately result in devaluation of the property.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; and failure of the properties we invest in to achieve expected results.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results.

The consideration that the Company pays will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. The Company cannot assure anyone that the purchase price that it pays for a property, or its appraised value will be a fair price, that it will be able to generate an acceptable return on such property, or that the location, or other relevant economic and financial data of any properties that it acquires will meet acceptable risk profiles. The Company may also be unable to successfully entitle a property or sell it for a profit. As a result, the Company’s investments in properties may fail to perform in accordance with its expectations, which may substantially harm its operating results and financial condition.

Real estate construction involves various risk factors that can impact the successful completion and profitability of a project.

The Company may develop and construct certain properties it acquires, which bring unique risks, including, but not limited to:

●	Market Risk: Fluctuations in real estate market conditions can affect demand for the completed properties, leading to potential delays in sales or lower selling prices. This risk arises from various factors, including changes in economic conditions, interest rates, and local demand and supply dynamics. For developers, market risk can manifest as reduced property values, lower rental incomes, or increased vacancies. Economic downturns or shifts in market preferences can lead to decreased demand for new properties, while rising interest rates can increase the cost of financing and reduce buyers’ purchasing power. Additionally, oversupply in the market can intensify competition and drive prices down. Managing market risk requires thorough market research, strategic planning, and flexibility to adapt to changing conditions. Developers must continuously monitor economic indicators, anticipate trends, and develop contingency plans to mitigate potential adverse impacts on their projects.

●	Financial Risk: Financial risk in real estate development encompasses the potential for financial loss stemming from various sources such as cost overruns, inadequate funding, and changes in interest rates. This type of risk is critical because real estate projects often involve substantial capital investments and extended timelines. Developers may face unexpected increases in construction costs, labor shortages, or material price hikes, which can strain budgets and delay completion. Securing financing can be challenging, especially if market conditions change unfavorably, leading to higher borrowing costs or reduced access to capital. Furthermore, fluctuations in interest rates can significantly affect the cost of loans and the overall financial feasibility of a project. Effective management of financial risk involves meticulous budgeting, securing reliable funding sources, employing fixed-price contracts where possible, and maintaining a contingency reserve to address unforeseen expenses.

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●	Construction and Design Risk: Construction and design risk in real estate development pertains to the potential issues and uncertainties that can arise during the planning, design, and building phases of a project. These risks can include design flaws, construction defects, delays, and non-compliance with regulatory standards. Inadequate or erroneous architectural and engineering designs can lead to structural issues, safety hazards, and the need for costly modifications. Construction risks such as site conditions, weather disruptions, and labor disputes can cause significant delays and budget overruns. Additionally, coordination failures among contractors, subcontractors, and suppliers can further exacerbate these challenges. Effective management of construction and design risk involves thorough due diligence, hiring experienced and reputable design and construction teams, implementing robust project management practices, and conducting regular quality inspections. Moreover, adhering to building codes and regulations and maintaining clear communication channels among all stakeholders are crucial to mitigating these risks and ensuring a successful project outcome.

●	Regulatory and Legal Risk: Regulatory and legal risk in real estate development involves the potential for financial loss or project delays due to changes in laws, regulations, or legal disputes. Developers must navigate a complex landscape of zoning laws, building codes, environmental regulations, and permitting processes. Failure to comply with these requirements can result in fines, project halts, or the need for costly modifications to bring the development into compliance. Additionally, legal risks can arise from disputes over land ownership, contractor agreements, or issues with neighboring properties. Changes in regulations, such as new environmental standards or updated safety codes, can also impact project timelines and costs. Managing regulatory and legal risk requires thorough research and understanding of relevant laws, proactive engagement with regulatory bodies, and obtaining necessary approvals and permits early in the project.

●	Environmental and Sustainability Risk: Environmental and sustainability risk in real estate development refers to the potential challenges and financial impacts associated with environmental issues and the need for sustainable practices. These risks encompass a broad range of concerns, including compliance with environmental regulations, the impact of the project on natural resources, and the long-term sustainability of the development. Developers must consider factors such as soil contamination, water management, energy efficiency, and waste reduction. Failure to address environmental risks can lead to legal penalties, increased costs for remediation, and damage to the developer’s reputation. Additionally, there is growing pressure from consumers, investors, and governments to adopt sustainable practices, such as using green building materials, incorporating renewable energy sources, and achieving certifications like LEED (Leadership in Energy and Environmental Design). Managing these risks involves conducting thorough environmental impact assessments, integrating sustainable design principles, and staying informed about evolving regulations and market expectations.

●	Political and Geopolitical Risk: Political and geopolitical risk in real estate development involves the uncertainties and potential financial losses stemming from political instability, changes in government policies, and geopolitical tensions. These risks can impact developers through alterations in property laws, tax policies, and land use regulations, which can affect project viability and profitability. Political instability, such as frequent changes in government or civil unrest, can lead to unpredictable regulatory environments and delays in obtaining necessary permits and approvals. Geopolitical tensions, such as international trade disputes or conflicts, can disrupt supply chains, increase construction costs, and limit access to materials and labor. Additionally, foreign investment regulations can influence the attractiveness and feasibility of projects in different regions.

●	Technology and Innovation Risk: Technology and innovation risk in real estate development pertains to the potential challenges and uncertainties associated with adopting new technologies and innovative practices. While technological advancements can lead to more efficient construction processes, enhanced building performance, and improved market competitiveness, they also introduce risks related to implementation, compatibility, and obsolescence. Developers may face difficulties integrating advanced construction techniques, smart building systems, or new materials, leading to unexpected costs and delays. Moreover, reliance on cutting-edge technology can pose cybersecurity threats, data privacy issues, and the need for continuous updates and maintenance. The fast-paced evolution of technology means that investments made today could become outdated quickly, potentially reducing the value and appeal of the development.

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●	Health and Safety Risks: Health and safety risk in real estate development involves the potential for accidents, injuries, and illnesses that can occur during the construction and operation phases of a project. These risks encompass a wide range of issues, from on-site hazards such as falls, machinery accidents, and exposure to harmful substances, to longer-term health impacts associated with poor indoor air quality or inadequate building maintenance. Ensuring worker safety during construction is paramount, requiring strict adherence to occupational health and safety regulations, comprehensive safety training programs, and effective risk management practices. Additionally, developers must design buildings with health and safety in mind, incorporating features like proper ventilation, fire safety systems, and accessibility standards. Failing to address health and safety risks can lead to serious consequences, including legal liabilities, project delays, increased insurance costs, and reputational damage.

Any person who supplies services or materials to the properties may have a lien against such properties securing any amounts owed to such person under state law.

Therefore, even if a contractor is paid its contract fees, if that contractor fails to pay its subcontractors or materials supplier, then such subcontractor or materials supplier who was not paid will have mechanic’s lien rights against such properties. If one or more mechanic’s liens does appear against the properties, their release must be obtained or the person holding such liens will have the right to foreclose. A forced sale of the properties could negatively affect returns therefrom.

Successful ground-up construction and development depends on many independent factors, and delays or changes in plans, sometimes outside of our control, may negatively impact our business plan.

We intend to entitle and resell properties and may choose develop and construct projects that meet our underwriting criteria, but ground-up construction and development projects are subject to risks, including: delays in permitting or plat approval from governmental regulators, delays stemming from contractor or subcontractor issues, potential disputes or legal challenges from nearby residents or regulatory bodies, materials and labor shortages, potential price fluctuations in materials that negatively impact our budget, and changing market trends during construction and development. Any of these factors could negatively impact or even foreclose our ability to construct or develop a property, which may negatively impact our profitability.

The failure of the sale of our properties to generate positive cash flow or to sufficiently appreciate would most likely preclude our investors from realizing an attractive return on their interest ownership.

There is no assurance that our real estate investments will appreciate or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. These risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations, or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager’s discretion.

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We may experience uninsured or underinsured losses.

Our properties may be located throughout the United States, with a focus in Texas. Depending on the location of a specific property, that geographic area may be at risk for damage to property due to certain weather-related and environmental events, including hurricanes, severe thunderstorms, wildfires, tornados, earthquakes, and flooding. To the extent possible, our Manager will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

All decisions relating to the type, quality, and amount of insurance to be placed on each property are made exclusively by our Manager. Certain types of losses, generally of a catastrophic nature (such as hurricanes, earthquakes, and floods) may be uninsurable, not fully insured or not economically insurable. Additionally, a property may come to contain mold, which may not be covered by insurance and has been linked to health issues. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of each property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace a property after the property has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore that property.

Recently, the cost of certain types of extraordinary insurance coverage for such things as hurricanes, floods and earthquake has risen substantially. These types of losses are not generally covered in a standard hazard and liability insurance policy. In certain locations, this type of insurance may be unavailable or cost prohibitive. The Company may proceed without insurance coverage for certain extraordinary risks if it cannot secure an appropriate policy or if our Manager believes that the cost of the policy is too high with respect to the risks to be insured.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore a property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company.

The value of any real estate asset will fluctuate with general and local economic conditions.

Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any real estate or the demand for such asset.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors.

Under various federal, state, and local environmental laws, ordinances, and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to you.

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Federal, state, and local regulations may change.

There is a risk of a change in the current federal, state and local regulations as it may relate to the operations of a property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

Title insurance may not cover all title defects.

Our Manager intends to acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Compliance with Americans with Disabilities Act.

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, substantial modifications made to comply with the ADA may impede the Company’s ability to make cash distributions to its members.

Due diligence may not uncover all material facts.

Our Manager will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

While we do not intend to, we might obtain lines of credit and other borrowings which increases our risk of loss due to potential foreclosure.

We don’t indent to obtain and use debt financing but we may elect to obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

Federal, state, and local government responses to the COVID-19 pandemic have caused market uncertainty with regard to the operation of rental property in the past.

Federal, state, and local government responses to the COVID-19 pandemic have caused market uncertainty with regard to the real estate industry in the past. While the Manager does not anticipate the current environment to have an effect on the business or operations, authorities have in the past put in place certain restrictions on businesses, which affected the income of similar companies and, ultimately, the ability of tenants to pay rent. Property owners were subject to certain restrictions, such as a temporary moratorium on evictions, which, if reinstated in the future due to another pandemic, could limit or delay execution of the business plan of the Company. It is unknown as of the date of this offering circular whether such restrictions will ever be reinstated and the potential economic repercussions thereof.

Financial projections may be wrong.

Certain financial projections concerning the future performance of our investments are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

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Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our Manager and/or that these returns may not be realized in the timeframe projected by our Manager, if at all.

While we do not currently intend to incur debt, we have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

While we do not currently intend to incur debt, our policies do not limit us from incurring debt in any amount we can obtain. While our members should not be personally liable for these obligations, and our Manager may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in Interests of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase Interests in the Company. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

Our results of operations and financial condition are subject to management’s accounting judgments and estimates, as well as changes in accounting policies.

The preparation of our financial statements requires us to make estimates and assumptions affecting the reported amounts of our assets, liabilities, revenues and expenses. If these estimates or assumptions are incorrect, it could have a material adverse effect on the results of operations or financial condition. Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

The Company has not requested an IRS ruling as to its partnership tax status.

Partnerships are generally pass-through entities for tax purposes, meaning that the income and deductions pass through to the individual partners rather than being taxed at the entity level. If the Company’s tax status as a partnership is reclassified as a corporation by the IRS, it can have several implications and risks for both the Company and its members including, but not limited to, the following:

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●	Double Taxation: Corporations are subject to double taxation, meaning that the corporate income is taxed at the entity level, and then any distributions or dividends to shareholders are taxed again at the individual level. This is different from partnerships, which are pass-through entities, and income is only taxed at the individual partner level.

●	Loss of Pass-Through Benefits: Partnerships enjoy pass-through taxation, where profits and losses flow through to the individual partners. If reclassified as a corporation, the entity loses this pass-through treatment, and income is taxed at both the corporate and individual levels.

●	Change in Tax Rates: Corporate tax rates may be different from individual tax rates. Reclassification could result in partners facing higher or lower tax rates on their share of the income.

●	Additional Compliance Requirements: Corporations have different reporting and compliance requirements than partnerships. This includes filing corporate tax returns and adhering to corporate governance and regulatory standards.

●	Changes in Deductibility: Some deductions and credits available to partnerships may not be available to corporations, and vice versa. The reclassification could impact the ability to claim certain tax benefits.

●	Impact on Members’ Basis: The tax basis of a partner’s interest in the partnership affects the taxation of distributions and sales of partnership interests. Reclassification may alter the members’ basis calculations.

The Company may be required to comply with the Corporate Transparency Act (“CTA”) and may be subject to civil and criminal penalties if it fails to do so. The Corporate Transparency Act (CTA), requires certain entities, including the Company, to report beneficial ownership information to the Financial Crimes Enforcement Network (FinCEN). This includes details about individuals who directly or indirectly own or exercise substantial control over the entity. The CTA provides for both civil and criminal penalties (up to $10,000- and two-years’ imprisonment) if the reporting company willfully provides false information, fails to provide complete information, or fails to update information. While the constitutionality of the act is currently being litigated in court, the Manager and the Company are entities obligated to report under the CTA and failure to adhere to the CTA’s requirements may pose a substantial risk to the Company if the CTA is ultimately upheld.

Under the CTA, the Company must report the legal name, date of birth, residential address, and an identification number (from a driver’s license, passport, or other approved document) for each Beneficial Owner and Company Applicant. Additionally, the Company is required to provide an image of the document containing the identification number. Any Individual who becomes a “Beneficial Owner” of the Company, as defined in the CTA (including any individual who owns/controls at least 25% of the Company, who serves as a Company officer, or who exercises substantial control over the Company operations), will be required to provide certain personal identifying information to the Company, which will then report that information to FINCEN. In cases of non-compliance, the Company could face financial penalties, which may negatively impact its financial standing and ability to carry out its business plan.

Potential Legal and Structural Changes: Reclassifying as a corporation may require changes to the legal and structural aspects of the entity.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Dilution means a reduction in value, control or earnings of the investors’ Interests. The Company issued its Class M Membership Interests, which will be allocated 80% of net Distributable Cash after payment of a preferred return, for no cash consideration, as compared to the $11.00 per Interest that will be paid by investors in this Offering. Thus, investors in this Offering will experience immediate dilution. Further, the Interests do not have anti-dilution rights, which means that future equity issuances and other events could further dilute the ownership percentage that an Investor may eventually have in the Company. The Company intends to make future equity issuances outside of this offering which will dilute investors. We may require additional capital for the Properties and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our members. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. In addition, our Manager was granted Class M Membership Interests in the Company services provided. These interests are entitled to distributions and have 100% of the Company’s voting rights. Furthermore, the Company is offering Bonus Interests through this offering to investors who invest $25,000.00 or more, which will cause immediate dilution to any investor receiving a lesser percentage of, or no Bonus Interests. Furthermore, the Company is offering Bonus Interests through this offering to investors who invest $25,000.00 or more, which will cause immediate dilution to any investor receiving a lesser percentage of, or no Bonus Interests.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

We are offering up to 56,818 Class A Interests and up to 170,454 Class B Interests at $110.00 per Interest for total potential maximum Offering proceeds of 24,999,920, if all offered Interests are sold, when the Bonus Interests are not included (An additional value of $625,020 that is not collected in cash) The minimum investment to acquire Class A Interests is $25,000.00. The minimum investment to acquire Class B Interests is $1,000.00, which minimum may be waived by the Manager on a case-by-case basis for any reason or no reason at all. The sale of Interests will begin within two days from qualification of this offering circular, as amended, by the SEC. This offering shall be terminated upon (i) the date which is three years from the date this offering circular or an amendment thereof, as applicable, is qualified by the SEC, (ii) the sale of the maximum offering amount of Interests for the offering, or (iii) such date as earlier terminated by the Company.

Agreement with DealMaker Securities, LLC

We have engaged DealMaker Securities, LLC as our Broker of record to assist in our self-driven capital raise on a best-efforts basis of our Interests in those states where Broker is registered to undertake such activities.  The Broker will not solicit potential investors and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company has also engaged affiliates of the Broker, including Novation Solutions, Inc. O/A DealMaker (“DealMaker”) to create and maintain the online subscription processing platform for the offering.

Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker’s services agreement. Once the offering is qualified, Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions.

Fees, Commissions and Discounts

The following table shows the total maximum discounts, commissions, and fees payable to Broker and its affiliates, as well as certain other fees in connection with this Offering by the Company (the “Maximum Dollar Compensation”). There will not be any compensation that exceeds this dollar amount associated with the Offering.

	Per Interest	Total
Public offering price	$110.00	$25,624,940
Maximum broker and affiliate commissions and fees	$4.95	$1,183,996.40
Proceeds, before other expenses	$105.50	$23,815,923.60

(1)	Bonus Interests are included in the calculation of the public offering price above. If all potential Bonus Interests are issued through this offering, the Company will issue 232,954 Interests (62,500 Class A and 170,454 Class B Membership Interests). Broker will not charge any underwriting compensation on the issuance of the Bonus Interests. The proceeds to issuer above do not include the value of the Bonus Interests since the Company will not receive proceeds for them.

Administrative and Compliance Related Functions

With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers. None of the fees for the services are indeterminant in nature, and therefore have their own set maximum fees, and as described above none of these fees will exceed the Maximum Dollar Compensation.

a.)	Administrative and Compliance Related Functions

Our Broker has agreed to provide the following services in advance of the offering for a one-time $25,000 advanced against accountable expenses:

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●	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

●	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with our Company on question customization for investor questionnaire;

●	Consulting with our Company on selection of webhosting services;

●	Consulting with our Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●	Providing advice to our Company on preparation and completion of this offering circular;

●	Advising our Company on how to configure our website for the offering working with prospective investors;

●	Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

●	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and

●	Working with our personnel and counsel in providing information to the extent necessary.

Our Broker will also receive a cash commission equal to four and 50/100th percent (4.5%) of the amount raised in the offering for providing the following services:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

●	Coordinating with third party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager; and

●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

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b) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this offering circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

For these services, we have agreed to pay DealMaker a one-time payment of $10,000 and $2,000/month for three months for a total of $16,000 in accountable expenses, and after the Offering commencement a monthly platform hosting and maintenance fee of $2,000, not to exceed $18,000.

The compensation described above payable to Broker and affiliates, will, in aggregate, not exceed $1,183,996.40 (if the Offering is fully subscribed). In the event the Offering is partially subscribed, the fees described above shall not exceed the following maximums:

Total Offering Amount	Maximum Compensation to Broker and affiliates (as % of Offering proceeds)
Up to $6,249,980	5.44%
From $6,249,981 to $12,499,960	4.97%
From $12,499,961 to $18,749,940	4.181%
Over $18,749,941 up to $24,999,920	4.74%

Broker has not investigated the desirability or advisability of investment in the Interests, nor approved, endorsed or passed upon the merits of purchasing the Interests. Broker has been engaged to provide operational processing, compliance, and administration of the Company’s best efforts offering. This role differs from that of a traditional underwriter in that the Broker does not purchase any securities from the Company with a view to sell such for the Company as part of the distribution of the security. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

Investor Suitability Standards

Our Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our operating agreement;

●	The prospective investor understands that an investment in Interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in Interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in Interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in Interests; and

●	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of Interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Interests.

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How to Subscribe

After the Commission has qualified the offering statement, the offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker (“Technology Provider”), an affiliate of the Broker, through our website at invest.fisyn.comwhereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price for the Interests will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us. We estimate total fees payable by our Company directly to the Technology Provider will be approximately $2,000 per month plus miscellaneous transaction fees.

The Technology Provider is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

The Company may close on investments on a “rolling” basis (so not all investors will receive their Interests on the same date) promptly after receiving investor funds, but in no case less than every 30 days. Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company for its use.

In order to invest, you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of ten percent (10%) of his or her annual income or ten percent (10%) of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, and share with their counsel, if desired, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s Interests have been issued, the investor will become a member of our Company.

Determination of Offering Price

We determined the price for the Interests arbitrarily.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to that agreement, excluding any claim under federal securities laws. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

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Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. We will also amend our offering statement annually while this offering is open to include updated financial statements. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or amendment. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS TO ISSUER

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Interests offered hereby and the intended uses of such proceeds over an approximate twelve 12-month period. It is possible that we may not raise the entire offering amount through this offering circular. In such case, we will reallocate the use of proceeds as the Manager deems to be in the best interests of the Company in order to effectuate its business plan. The Company shall not receive any proceeds from the issuance of Bonus Interests in this offering. The Company shall not receive any proceeds from the issuance of Bonus Interests in this offering. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$24,999,920	$18,749,940	$12,499,960	$6,249,980
Offering Costs (1)	$1,183,996	$902,747	$621,498.20	$340,249.10

Use of Net Proceeds	$23,815,924	$17,5847,193	$11,878,462	$5,909,2731

Marketing	$5,000,000.00	$3,750,000.00	$2,500,000.00	$1,150,000.00
Investment in Properties	$15,341,675.00	$11,481,256.00	$7,502,056.00	$3,622,855.00
Acquisition Fees(2)	$772,084.00	579,063.00	$380,103.00	$181,143.00
Entitlements	$2,047,578.00	$1,513,059.00	$978,539.00	$444,020.00
Employee Salaries	$200,000.00	$200,000.00	$200,000.00	$200,000.00
Working Capital/Reserves(3)	$454,587.00	$323,815.00	$317,764.00	$311,713.00

Notes:

(1)	DealMaker Securities LLC, referred to herein as the Broker, is engaged as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to four and 50/100th percent (4.5%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees, which fees will represent no more than the percentages listed in the table in “Plan of Distribution – Broker Dealer Services.” Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. The amounts listed above include reimbursement of such expenses to our Manager and its affiliates. Any monies budgeted for but not spent on offering expenses will be reallocated pro rata among the other categories in the above table. The Broker will receive a maximum cash compensation equal to five and 74/100 percent (5.74%) of the amount raised in the Offering, assuming the Offering is fully subscribed, further limited to $1,183,996.40 in total.

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(2)	The amount of acquisition fees which will be paid to the Manager are difficult to determine at this time. The above figure is an estimate and the actual amount paid may be material greater than or less than this estimate.

(3)	The asset management fee described in the section entitled “Compensation of Directors and Executive Officers” on page 38 may be paid with funds from working capital or deferred until sufficient funds are available to pay the fee.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

The Company was formed to acquire raw land, entitle the land, and then sell the property prior to development, although the Company may elect to develop particular Properties in the discretion of the Manager. The Company anticipates that most of the Properties will be located in Texas, however, the Company may acquire Properties throughout the United States in the discretion of the Company.

The Company’s address and telephone number are:

777 Main Street, Suite 600

Fort Worth, Texas 76102

(512) 739-7567

Underwriting and Development Process

The Company’s pre-contract underwriting procedure for acquiring properties including but not limited to a comprehensive review of a property and includes review of density studies, population growth analysis, broad demographic analysis, market analysis, review of demand indicators, and analysis of upcoming commercial/industrial developments. The Company will focus on properties suitable for self-storage, office warehouse or industrial, and multi-family residential. Prior to purchasing a property the Company will solicit soft commitments from developers although the Company may acquire a property prior to receiving such a commitment.

Once a property is under contract, the Company performs additional underwriting including property appraisals performed by members of the MAI institute, ensuring that the property meets the Company’s zoning criteria, engaging with the planning commission of the jurisdictional authority, and engaging the Company’s network of experts for a complete site analysis which includes geotechnical and topographical surveys, an environmental assessment, and a hydrology study.

Post-purchase the Company has multiple milestones to achieve in order to get the site “shovel ready” including executing a zoning exchange (if necessary), developing architectural plans, civil plans, site plans, pulling utilities to the site (if necessary), and obtaining environmental permits and impact reports.

Once the property is “shovel ready” the Company will either sell the property or outsource the construction of the property if there is the potential for substantial returns. The Company has a network of developers (including self-storage, RV park, office/warehouse, and multi-family) that it can make offers to off-market at a premium. Alternatively, the Company will market the property and negotiate terms on a property by property basis targeting a sale price of two times the original purchase price.

Market Data

While the Company may acquire properties throughout the United States, it intends to place a focus within the state of Texas. The following is general market data for Texas:

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Industrial Sector

Texas Trends: The industrial sector in Texas has shown resilience, with significant net absorption. In Q3 2024, the Dallas/Fort Worth industrial market reported a positive net absorption of 6.3 million square feet, contributing to a year-to-date total of 18.8 million square feet.1

National Trends: Nationally, the industrial sector has experienced a slowdown, with net absorption nearly 66% lower than the previous year and 45% below pre-pandemic levels.2

Retail Sector

Texas Trends: Texas’s retail market has maintained low vacancy rates, around 4%, the lowest among CRE sectors. Cities like Dallas-Fort Worth, Houston, and Austin have recorded the highest retail space absorption rates as of March 2024.3

National Trends: Nationally, the retail sector has seen a decrease in demand, with net absorption dropping by approximately 30% over the past year. However, limited availability has kept vacancy rates low, similar to Texas’s trends.4

Multifamily Sector

Texas Trends: The multifamily sector in Texas has experienced increased demand, with net absorption more than doubling compared to the same period the previous year. However, vacancy rates have risen to 7.8% due to new housing supply.5

Overall Comparison

While both Texas and the national CRE markets face challenges, Texas’s industrial and retail sectors demonstrate relative strength, particularly in major metropolitan areas. However, the office sector continues to grapple with high vacancy rates and negative absorption, reflecting broader national trends.

Texas’s GDP in Context

●	2022 Data: Texas’s GDP was approximately $2.4 trillion, ranking it as the eighth-largest economy globally, surpassing countries like Canada and Russia.[6]

●	2024 Estimates: Recent estimates place Texas’s GDP at $2.6 trillion, comparable to Italy’s economy, which stands at $2.25 trillion.[7]

Comparative Rankings

●	Ahead of Major Economies: Texas’s economic output exceeds that of countries such as Canada, Russia, South Korea, and Australia.

●	Close to Leading Nations: Its GDP is in the same range as France, the United Kingdom, and India, highlighting its significant economic stature.

1 https://www.nar.realtor/sites/default/files/documents/2024-04-commercial-real-estate-market-insights-report-05-01-2024.pdf?utm_source=chatgpt.com

2 https://www.nar.realtor/sites/default/files/documents/2024-04-commercial-real-estate-market-insights-report-05-01-2024.pdf?utm_source=chatgpt.com

3 https://www.nar.realtor/sites/default/files/documents/2024-04-commercial-real-estate-market-insights-report-05-01-2024.pdf?utm_source=chatgpt.com

4 https://www.nar.realtor/sites/default/files/documents/2024-04-commercial-real-estate-market-insights-report-05-01-2024.pdf?utm_source=chatgpt.com

5 https://www.nar.realtor/sites/default/files/documents/2024-04-commercial-real-estate-market-insights-report-05-01-2024.pdf?utm_source=chatgpt.com

6 https://comptroller.texas.gov/economy/fiscal-notes/economics/2024/big-map/?utm_source=chatgpt.com

7 https://pgcgroup.com/blog/us-states-gdp-compared-to-countries?utm_source=chatgpt.com

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Key Economic Drivers

●	Diverse Industries: Texas’s economy is bolstered by sectors like oil and gas, technology, agriculture, and manufacturing.

●	Business Climate: A favorable business environment, characterized by low taxes and minimal regulations, has attracted numerous corporations, further enhancing economic growth.

Competition

The Company competes with many others engaged in real estate investment and management including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, developers, and private real estate funds. The residential and commercial real estate industries are highly competitive, and we face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where our properties are and will be located.

Employees

We currently have two employees. The members, employees and contractors of our Manager will provide us services through our Manager. Our Manager may also engage employees and contractors on our behalf as necessary but has not done so at this point.

Intellectual Property

The Company does not currently hold any intellectual property.

Government Regulation

We are subject to federal state and local laws that affect property entitlement, development, and ownership generally, including permitting and licensing laws and regulations relating to the development of property, environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities. See the discussion in “Risk Factors” regarding some of these regulations and the risks they pose for our business. Regulations may vary from jurisdiction to jurisdiction and from state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business.

While the Company will use its best efforts to comply with all laws, including federal, state, and local laws and regulations, claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities. These legal actions could expose the Company to significant damages, legal fees or other penalties that would adversely affect the Company and its ability to distribute income to Investors.

Legal Proceedings

None of the Company, our Manager, or any managing member of our Manager is presently subject to any material legal proceedings.

Transfer Agent

The Company has entered into an agreement with [Dealmaker Transfer Agent LLC to provide transfer agent services.

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Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year will end on December 31 for financial reporting purposes and will be on the same day each year, unless otherwise determined by our Manager

Under the Securities Act, we must update this offering circular upon the occurrence of certain material events. We will file offering circular amendments and supplements as appropriate. We are also subject to the informational reporting requirements under the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with SEC. We will provide such documents and periodic reports through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper upon request.

We will also provide each investor a form K-1 each year so that investors can file their state and federal tax returns.

DESCRIPTION OF PROPERTY

The Company has physical offices at 777 Main St. Suite 600, Fort Worth, TX 76102, which we share with its Manager and its affiliates. We do not have a written lease for such property and do not currently contribute to rent or utilities, which we may do so on a pro rata basis in the future. We do not otherwise own or lease properties at this point. We believe that this space is suitable and adequate for our current operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations, together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this offering circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

Overview

Since our formation on November 14, 2024, the Company has been engaged primarily in formulating its business plan and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced.

Operating Results

We have not generated any revenues as of the date of this offering circular. We do not intend to generate revenues for at least twelve months.

Liquidity and Capital Resources

As of the date of this offering statement, the Company does not have cash or cash equivalents or assets that can be liquidated. We do not currently have any significant capital commitments, except the agreement to repay our Manager for offering expenses occurred on our behalf which will be repaid through offering proceeds. While the Company’s Manager or its affiliates may be able to “pre-fund” a portion of the purchase price of any given property, the Company currently has no agreements, arrangements, or understandings with any unaffiliated person to obtain funds through bank loans, lines of credit or any other sources. Our sole source of capital until we acquire investments that generate revenues will be any such pre-funding provided by our Manager and monies raised through this offering.

Plan of Operations

We have not commenced operations, are not capitalized, and have no assets. As of December 20 (the date of our audited financial statements), we had a total of $76,499 in liabilities. If our Manager identifies one or more suitable properties, it may “pre-fund” such properties so that the Company may invest in them once sufficient capital is available. Investments in properties will depend highly on our funds, the availability of those funds, availability of assets that meet our investment criteria and the size of the assets to be acquired. The Company expects to purchase five properties in 2025 totaling approximately $5,000,000 in aggregate. We expect entitlements to average twelve months and consequently do not expect to sell any properties in 2025. However, given the suppressed market we have experienced in the past two years, we will be looking specifically for distressed opportunities we can carry entitlements to the goal line and offer for sale, which would reduce that timeline, so the opportunity may exist for the potential in 2025.

We believe that the proceeds from this offering and our concurrent offering exempt under Regulation D will satisfy our cash requirements for at least the next 12 months to implement the foregoing plan of operations.

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Trend Information

The Company has a limited operating history and no historical operating data for trend analysis. Nonetheless, the Company’s business is subject to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions and general trends in the real estate industry. Events including, but not limited to, recession; inflation; downturn or otherwise; government regulations and political policies; travel restrictions; changes in the real estate market; and interest-rate fluctuations could have a material adverse effect on the Company’s financial condition and the results of its operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Manager

The Company is managed and operated under the direction of our Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our Manager is FISYN Management Company LLC, a Texas limited liability company. Pursuant to our Company Agreement, our Manager and its members are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require; however, it is expected that members of our Manager will devote full time to the Company’s operations unless otherwise noted herein. Our Manager will perform its duties and responsibilities pursuant to our Company Agreement. Our Manager is newly formed and has no experience raising or investing capital. The persons managing and in control of our Manager are as follows:

Name	Position	Age	Term of Office (Beginning)	Approximate Hours Per Month for Part-Time Employees
Financial Synergy Holdings LLC *Beneficially owned by Rawney McVaney	Manager	65	November 2024	Full-Time
Micah McVaney	Manager, VP of Marketing	28	November 2024	Full-Time
Jonah Hansen	VP of Operations	27	December 2024	Full-Time

Rawney McVaney. Rawney McVaney is the manager of FISYN Management Company LLC and a member of its sole member, Financial Synergy Holdings LLC. He brings over four decades of experience in financial services to his role as President and CEO of FISYN, LLC, a company he founded to reflect his extensive expertise. His career began at Sun Life of Canada, where he worked as a life insurance agent, earning numerous awards and certifications, including Series 7, 22, 24, 63, and 65 licenses. Rawney was recognized among the top 1% of investment producers worldwide.

In 2004, after observing the collapse of prominent companies such as Enron, Lehman Brothers, and WorldCom, Rawney shifted his focus entirely to Commercial Real Estate (CRE), deciding only to offer investments in tangible assets he could control. His decision to step away from traditional investments was driven by a desire to protect investors from the failures of mismanaged companies and unreliable ratings agencies.

Rawney’s expertise in Texas CRE has a proven track record of providing both safe harbor for capital and opportunities for significant growth and income, while also helping to hedge against inflation.

Outside of his professional pursuits, Rawney has been married to his high school sweetheart, Dena, for 45 years. Together, they have eight children and nine grandchildren. They reside on a ranch in Fort Worth, Texas, where they care for a variety of animals, including horses, chickens, dogs, a cat, and two Texas Longhorns. Rawney is a proud U.S. Navy veteran, having served four years, and is an active Life Member of the UDT/SEAL Association. In his free time, he enjoys hunting, working with his horses, and spending time with his family.

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Micah McVaney. Micah McVaney is a member of Financial Synergy Holdings LLC, the sole member of our Manager. He also currently serves as the Vice President of Sales at FISYN, overseeing investor relations and driving efforts to bring FISYN’s unparalleled Commercial Real Estate (CRE) investment opportunities to accredited investors both in the U.S. and abroad. With a strong background in finance, Micah joined FISYN in August 2023, bringing with him a wealth of experience from his time as a foreign exchange advisor at GPS Capital Markets. There, he managed some of the company’s largest accounts, working closely with high-net-worth clients and institutional investors to provide FX hedging solutions and execute spot transaction trades. His expertise in risk management and market analysis allowed him to deliver optimal results for clients in volatile financial markets.

Micah is also a former Division I football player for the University of New Mexico, where he studied Political Science and earned his BS degree. Micah is the youngest son of Rawney and Dena McVaney. He is married to Mellissa, and in early October 2024, they welcomed their first child, Hazel. In his free time, Micah enjoys powerlifting, Brazilian Jiu-Jitsu, hunting, fishing, and spending time with his dogs, Millie and Stella.

The following is a summary of Mr. McVaney’s business experience the last five years:

Vice President of Sales
FISYN, LLC – Fort Worth, TX
2022 – Present

●	Spearhead investor relations, implementing strategies to identify and engage qualified accredited investors in the U.S. and internationally.

●	Leverage prior expertise to execute directives aimed at promoting FISYN’s unparalleled Commercial Real Estate (CRE) Investment opportunities.

●	Collaborate closely with the executive team to enhance client acquisition and retention initiatives, contributing to fund growth and performance.

Foreign Exchange Advisor
GPS Capital Markets – Salt Lake City, UT
[2021-2022]

●	Managed high-value accounts for high-net-worth clients and institutional investors, providing tailored FX hedging solutions and executing precise spot transactions.

●	Delivered exceptional results by leveraging expertise in risk management and market analysis to navigate volatile FX markets with precision.

●	Partnered with clients to optimize portfolio performance, ensuring risk mitigation and value maximization during fluctuating market conditions.

Account Executive
Total Quality Logistics (TQL) – Austin, TX
2019 – 2020

●	Organized international and domestic shipments across various industries, ensuring efficient and timely transportation.

●	Managed comprehensive shipping processes for entire companies, streamlining logistics operations and reducing costs.

●	Provided exceptional client service by building relationships and addressing shipping needs with tailored solutions.

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Jonah Hansen

Jonah Hansen is Vice President Operations at FISYN. Jonah develops all strategic planning, operational workflows, and business development. Jonah has critically necessary expertise in financial trade, underwriting, working with third-party providers, expeditors, developers, suppliers, city and county jurisdictions, and many other functions that serve our investors in determining property values and growth expectations. His keen awareness of data analysis and implementation of systems enable FISYN to streamline the growth opportunity on a macro scale and more specifically identify specific properties and locations for our core asset market class our Fund purchases.

Jonah is a Utah State graduate in Economics and Journalism. Upon graduation, Jonah began his career at GPS Capital Markets and quickly established himself as a leader in his team. As Jonah grew at GPS, he lead sales teams, ran hundreds of financial analyses on behalf of international companies, and developed a sharp mind for business operations and development.

Jonah is well-traveled and well-versed in cultures from around the world. While living in Toronto, Canada serving a mission for the LDS Church, Jonah taught English to Canadian immigrants. He is fluent in English and Spanish.

Jonah has been married to Alyssa Hill since 2021. Jonah is very active and is in the process of training for a triathlon. Jonah and Alyssa spend their free time traveling, reading books, walking their dogs, and enjoying time with friends and family. Jonah joined FISYN in December 2024.

The following is a summary of Mr. Hansen’s business experience the last five years:

FX Advisor

Corpay (formerly GPS Capital Markets) | Foreign Currency Trade
Dec 2021 – Dec 2024

As an FX Advisor and Account Executive, I managed operational aspects of creating and executing currency strategies for multinational corporations. Daily conversing with CFOs, Treasurers, and Controllers at multimillion dollar companies. My responsibilities include:

●	Trade Execution: Initiating and managing forwards, options, and currency trades to optimize corporate hedging strategies.

●	Risk Management: Conducting in-depth FX risk analysis by reviewing client data, enhancing efficiency in clients’ FX processes, and ensuring compliance with financial regulations.

●	Client Advisory: Collaborating directly with finance and treasury teams to provide tailored insights into the FX market and strategic decision-making.

Investment Banking Intern

Vermilion Rock Advisors | M&A
Aug 2021 – Dec 2021

Supported operational elements of M&A transactions, contributing to the successful execution of four deals. Daily reporting to CEOs and Founders of multi-million dollar manufacturing companies. Responsibilities included:

●	Valuation Analysis: Assessing potential acquisition targets by analyzing financial statements and valuation models.

●	Quantitative Modeling: Conducting detailed financial analysis and market research to evaluate deal feasibility.

●	Transaction Support: Reviewing daily financial data to identify risks and opportunities in prospective deals.

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Investment Banking Intern

Vermilion Rock Advisors | M&A
Aug 2021 – Dec 2021

Supported operational elements of M&A transactions, contributing to the successful execution of four deals. Daily reporting to CEOs and Founders of multi-million dollar manufacturing companies. Responsibilities included:

●	Valuation Analysis: Assessing potential acquisition targets by analyzing financial statements and valuation models.

●	Quantitative Modeling: Conducting detailed financial analysis and market research to evaluate deal feasibility.

●	Transaction Support: Reviewing daily financial data to identify risks and opportunities in prospective deals.

Data Entry/Account Management

Checkcard Systems LLC | Healthcare Payment Processing
Aug 2018 – Dec 2021

Directly reported to CEO as lead Account Manager at Checkcard Systems. Managed operational tasks for health insurance claims processing, contributing to revenue cycle optimization through:

●	Data Accuracy: Overseeing data entry for medical payment transactions, ensuring compliance with regulatory standards.

●	Client Communication: Coordinating directly with clients to update customer information and resolve transactional discrepancies.

Assistant Station Manager/Podcast Director

Utah State University - Aggie Radio |  Radio Management
Jul 2019 – May 2021

Directed daily operations for Aggie Radio during critical periods, including the transition to remote work during COVID-19 and working closely with the Executive Team of Utah State University and the Mayor’s Office of Logan City. Key responsibilities included:

●	Technical Support: Providing operational support to staff and students for broadcasting and event coordination.

●	Issue Resolution: Analyzing and reporting challenges to improve operational processes.

●	Achieving Results: Oversaw the operational management of the podcasting department, achieving a 100% increase in listener streams.

●	Team Management: Directing a team of 15+ students, ensuring quality production and fostering collaboration with the marketing team.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Manager will receive the following fees and compensation:

Fee	Timing of the Fee	Amount or Description of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired	The Manager, its Affiliates, or its designated assigns shall earn an acquisition due diligence fee of up to five percent (5%) of the purchase price of the Properties. This fee is for their efforts in conducting due diligence and making this investment opportunity available to investors. Total fees are difficult to determine at this time, but are estimated in the section entitled “Use of Proceeds to Issuer”, above.

Asset Management Fee	Fees charged to the Company for management of its investments	As compensation for organizing the Company and ongoing administrative and management services provided, the Manager, its Affiliates, or its designated assigns will receive an annual asset management fee. The first year of Company operations the fee shall be calculated as six percent (6%) of capital used by the Company for the acquisition and operation of Company Assets (not including the use of any debt financing). Every year thereafter, the fee shall be reduced to one percent (1%).

Disposition Fee	Fees charged to the Company for the Manager’s efforts is selling the properties acquired by the Company	Up to two percent (2%) of the sales price of each property sold by the Company payable upon completion of the sale.

Reimbursement of Expenses; Fees for Professional Services	Fees charged to the Company for expenses paid or incurred by the Manager or its Affiliates in connection with the Company’s operations and for the provision of services to the Company at reasonable commercial rates

The Manager or its Affiliates will receive reimbursement of reasonable expenses paid or incurred by the Manager or its Affiliates in connection with the Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from Capital Contributions, operating revenue, or reserves. The Manager may also reimburse Members of the Company for such expenses incurred by them in connection with the Company’s operations, as decided in the Manager’s sole discretion. In addition, the Manager or its Affiliates will be reimbursed the fair value for provision of services to the Company at reasonable commercial rates on either an hourly or per-service basis, as permitted by Section 6.3 of the Company Agreement.

Carried Interest	Class M Membership Interests	80% of Distributable Cash after payment of preferred return and return of capital to Class A and Class B Members.

The Manager, in its sole discretion, may suspend, delay, accrue, or forego payment of any of the fees listed above unless otherwise contractually bound. Fees not paid when earned will be paid at such later time as the Manager may determine in its sole discretion, as an expense of the Company when Company resources allow or after the sale of the Company’s assets.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this offering circular, the Company has 100 Class M Membership Interests issued and outstanding as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class M	Financial Synergy Holdings LLC, (1) 777 Main Street, Suite 600 Fort Worth, TX, 76102	100	N/A	100%

(1)	Financial Synergy Holdings LLC is the sole member of our Manager and is beneficially owned by Rawney McVaney.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, since inception to the date of this offering circular, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our Manager or its members;

●	any person who beneficially owns, directly or indirectly, Interests carrying more than 10% of the voting rights attached to our outstanding interests; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

A member of our Manager has been issued all Class M Membership Interests in the Company. As a Class M member, it has executed and is a party to our Company Agreement.

Pursuant to our Operating Agreement, we have agreed to pay our Manager certain fees as detailed in “Compensation Of Directors And Executive Officers.”

Our Manager and/or its affiliates have paid for all of the Company’s offering and other expenses, which will be reimbursed by the Company through offering proceeds. The Company anticipates such reimbursement will amount to approximately $76,499.

Conflicts of Interest

There may be conflicts of interests between the Company, its management, and investors. Our Manager and its members may act as members and/or members of other entities and may have current or future responsibilities to such entities, which entities may have similar business plans to the Company and may compete with the Company. Investors will have no right to participate in such entities or have any rights to the assets or operations thereof. To the extent our Manager or its members are required to spend time on such investment and/or management activities, they may not be able to devote full-time to the Company’s operations.

Our Manager and its members try to balance our interests with their duties to other entities owned or managed by them. However, to the extent that such persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our investors and the value of our interests. To the extent that those other entities have investment objectives that compete with the Company, our Manager will allocate opportunities between the Company and these other entities using its business judgement. Factors that our Manager may consider include investment objectives and criteria for each entity, cash requirements and capital in the Company and the other entities available for investment when the opportunity arises, the effect of inclusion of the opportunity on portfolio diversity, leverage ability for each entity, and anticipated cash flow and holding periods.

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned or managed by our Manager, or their affiliates are located. In such a case, a conflict could arise in connection with the resale of such properties if there were an attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we and such other property seek to employ developers, contractors or other service providers, as well as under other circumstances.

The Manager or its affiliates may “pre-fund” a property or otherwise loan money to the Company, with any such loan paying market rate terms which the Manager believes to be no less favorable to the Company than what would be available from third parties. The Manager also may enlist the services of one or more affiliated entities in order to manage our assets. The compensation for those affiliated entities will be at market rates. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

39

The interests of the member of our Manager in our Distributable Cash may cause the Manager to make more risky business decisions than it would otherwise in the absence of such carried interest. However, our Manager will evaluate investments on the terms set forth herein.

Certain legal, accounting, and other advisors, including real estate brokers, of the Company may also serve as representatives or agents of our Manager or its members. As a result, conflicts of interests could arise and, in such cases, such representatives or agents may have to withdraw from representation of the Company if such conflicts cannot be resolved.

The Company does not have any formal policies in place to resolve conflicts of interest.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. Our Manager is also newly formed and has no experience. However, its management does have prior experience raising money for and operating real estate projects.

The Company is managed by its Manager. FISYN Management Company LLC is the Manager of the Company. Financial Synergy Holdings LLC (managed by Rawney McVaney) and Micah McVaney are the managers of the Manager.

Over the last 10 years, RAWNEY MCVANEY has sponsored over 15 programs located in TEXAS. 100% of the sponsored programs (calculated based upon purchase prices rather than number) are commercial (break down by type: shopping centers, office buildings, and others) and 0% are residential (calculated based upon purchase prices rather than number), 0% are new properties, 100% are old properties, and 0% are construction properties (all calculated based upon purchase prices rather than number). The aggregate purchase price for all the properties is $20,126,606.

Over the last 10 years, MICAH MCVANEY has sponsored over 7 programs located in Texas. 100% of the sponsored programs (calculated based upon purchase prices rather than number) are commercial (breakdown by type: shopping centers, office buildings, and others) and 0% are residential (calculated based upon purchase prices rather than number). 0% are new properties, 0% are old properties, and 0% are construction properties (all calculated based upon purchase prices rather than number). The aggregate purchase price for all the properties is $15,777,106.

Over the last three years, 5 total properties have been acquired. They are located in Texas. The acquisition of all the properties was financed through promissory notes. Traditional mortgages were not used. Please review Prior Performance Table VI below for additional details on these acquisitions.

Because of these similarities, investors who are considering purchasing securities from the Company might find it useful to review information about the Projects. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean the Company will experience the same results.

The Projects described above have not had any major adverse business developments or conditions that would be material to investors in the project being pursued by the Company.

40

Prior Performance Tables

We are providing a number of tables that illustrate the results of the projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last three years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Projects from which the Sponsor received compensation during the last three years.	Describes all compensation paid to the sponsor within the last three years, whether in the form of management fees
III. Operating Results	Projects the offering of which closed within the last five years.	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed (no longer own properties) within the last five years.	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	All Projects that have sold property within the last three years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last three years.	Summarizes each property purchase, including number of units, purchase price, and financing.

The prior performance tables reflect properties sponsored by Rawney McVaney and Micah McVaney.

Table I – Manager Experience (unaudited) - sets forth the Manager’s historical experience for programs the offering of which closed in last three years (include similar and dissimilar projects unless you have 5 similar projects. You can group dissimilar projects by similar investment objectives. Similar projects to be completed on aper project basis - add a column for each project):

	Mustange Ridge	Von Quintus	San Antonio (Lone Star)	1044 FM	Paz Loan	NB I (14 acres)	NB II (6 Acres)	NB III (20 Acres)	Somerville
Dollar Amount Offered	$1,050,000.00	$2,015,000.00	$753,728.97	$1,128,000.00	150000	$3,900,000.00	$1,697,141.16	$5,788,296.36	$600,000.00
Dollar Amount Raised	$1,573,909.32	$1,611,000.00	$2,350,800.00	$1,699,750.00	$1,557,000.00	$200,000.00	$6,008,760.00	$2,817,000.00	$6,200,000.00
Less Offering Expenses:	183808	80550	110000	518000	221210	17500	599472.5	260210	289567.25
Commissions and Discounts	$183,808.00	$80,550.00	$110,000.00	$518,000.00	$221,210.00	$17,500.00	$599,472.50	$260,210.00	$289,567.25
Organizational Expenses	NA	NA	NA	NA	NA	NA	NA	NA	NA
Other (explain in note to table)	NA	NA	NA	NA	NA	NA	NA	NA	NA
Reserves	NA	NA	NA	NA	NA	NA	NA	NA	NA
Percent available for investment	NA	NA	NA	NA	NA	NA	NA	NA	NA
Acquisition Costs	—	—	—	—	—	—	—	—	—
Prepaid Items and Fees	$0.00	$284,475.80	$334,611.50	$219,362.60	$169,298.00	$0.00	$838,509.50	$411,544.50	$300,620.22
Cash Down Payment	$0.00	$0.00	$20,000.00	$0.00	$10,000.00	$0.00	$50,000.00	$15,000.00	$25,000.00
Acquisition Fees	—	—	—	—	—	—	—	—	—
Other (explain)
Total acquisition cost	$0.00	$284,475.80	$354,611.50	$219,362.60	$179,298.00	$0.00	$888,509.50	$426,544.50	$325,620.22
Percent Leverage of underlying real estate investment (mortgage financing divided by total acquisition cost)	NA	NA	NA	NA	NA	NA	NA	NA	NA
Date Offering Began	October 14, 2019	January 13, 2021	April 8, 2021	October 15, 2021	November 9, 2021	November 12, 2021	May 11, 2022	June 29, 2022	August 29, 2022
Length of Offering (in months)	55	35	70	47	31	32	30	30	3
Months to Invest 90% of amount available (measured from beginning of offering)	NA	NA	NA	NA	NA	NA	NA	NA	NA

41

Table II- Managers Compensation (unaudited)- summarizes the compensation the Manager received from the projects the offering of which closed during the most recent three years (include similar and dissimilar projects unless you have 5 similar projects. You can group dissimilar projects by similar investment objectives. Similar projects to be completed on aper project basis - add a column for each project):

	Mustange Ridge	Von Quintus	San Antonio (Lone Star)	1044 FM	Paz Loan	NB I (14 acres)	NB II (6 Acres)	NB III (20 Acres)	Somerville	South Austin
Date Offering Commenced	January 13, 2021	April 8, 2021	Oct 15, 2020	November 9, 2021	November 12, 2021	May 11, 2022	June 29, 2022	August 29, 2022	February 28, 2023	December 15, 2023
Dollar Amount Raised	$1,611,000.00	$2,350,800.00	$1,699,750.00	$1,557,000.00	$200,000.00	$6,008,760.00	$2,817,000.00	$6,200,000.00	$0.00	$2,888,000.00
Amount paid to sponsor from proceeds of Offering:	$183,808.00	$80,550.00	$110,000.00	$518,000.00	$221,210.00	$17,500.00	$599,472.50	$260,210.00	$289,567.25	$83,200.00
Underwriting Fees	$16,500.00	$6,000.00	$5,000.00	$7,500.00	$10,000.00	$3,000.00	$13,000.00	$0.00	$5,000.00	$7,751.00
Acquisition Fee	—	—	—	—	—	—	—	—	—	—
—- real estate commissions	—	—	—	—	—	—	—	—	—	—
—- advisory fees	—	—	—	—	—	—	—	—	—	—
—- other (identify and quantify)	—	—	—	—	—	—	—	—	—	—
Other(Add note explaining)	—	—	—	—	—	—	—	—	—	—
Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Amount paid to sponsor from operations:	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Property Management Fees	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Partnership (Asset) Management Fees	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Reimbursements (e.g., Due Diligence Expense)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Leasing Commitments	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Other (identify and quantify)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor	$0.00	$1,999,858.56	$7,002,793.72	$0.00	$2,860,000.00	$0.00	$0.00	$0.00	$0.00	$0.00
Cash	$0.00	$1,999,858.56	$7,002,793.72	$0.00	$2,860,000.00	$0.00	$0.00	$0.00	$0.00	$0.00
Notes	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Amount paid to sponsor from property sales and refinancing:	0	387794.46	$451,073.81	0	$126,289.61	0	0	0	0	0
Real Estate Commissions	0	313592	$420,167.56	0	$53,600.00	0	0	0	0	0
Incentive Fees	—	—	—	—	—	—	—	—	—	—
Other (identify and quantify) - UNDERWRITING AND TITLE FEES	$0.00	$74,202.46	$30,906.25	$0.00	72689.61	$0.00	$0.00	$0.00	$0.00	$0.00

42

Tables III – Operating Results of projects the offering of which closed within last 5 years (unaudited) (include similar and dissimilar projects unless you have 5 similar projects. You can group dissimilar projects by similar investment objectives. Similar projects to be completed on aper project basis - add a column for each project):

1044 FM	2024	2023
Gross Revenues:	$140,860.00		$2,940,350.00
Profit on sale of properties	$-213,290.20		$2,733,710.39
Less: Operating expenses	NA		NA
Less: Interest expense	$153,840.00		$186,840.00
Less: Depreciation	—		—
Net income- GAAP Basis	$-367,130.20		$2,546,870.39
Taxable Income from operations	NA		NA
Taxable income from gain on sale	$-213,290.20		$2,733,710.39
Cash Flow:	NA		NA
Cash generated from operations	NA		NA
Cash generated from refinancing	NA		NA
Cash generated from sales	0		$2,860,000.00
Less: Cash distributions from operating cash flow	—		—
Less: Cash distributions from sales and refinancing	$0.00		$2,585,000.00
Less: Cash distributions from other	$153,840.00		$186,840.00
Cash generated (deficiency) after cash distributions	$-153,840.00		$88,160.00
Less: Special items (not including sales and refinancing) (identify and quantify)	NA		NA
Cash generated (deficiency) after cash distributions and special items	$-153,840.00		$88,160.00
Tax and Distributions Data Per $1,000 Invested:	NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	$
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	$
Capital gain loss	$1,128,000.00		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$153,840.00		$2,771,840.00
Cash Distributions to Investors Source (on GAAP basis)	—		—
Investment Income	$153,840.00		$186,840.00
Return of Capital	$0.00		$2,585,000.00
Source (on cash basis) - Sales	—		—
Source (on cash basis) - Refinancing	—		—
Source (on cash basis) - Operations	—		—
Source (on cash basis) - other	—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0		100.00%

43

Hackberry/A Total Domain	2024	2023	2022	2021		2020		2019
Gross Revenues:	$66,250.00	$54,558.00	$63,000.00		0		0		0
Profit on sale of properties	$-7,500.00	$-2,500.00	$-5,000.00		$-4,000.00		$-2,000.00		$-12,000.00
Less: Operating expenses	NA	NA	NA		NA		NA		NA
Less: Interest expense
Less: Depreciation	—	—	—		—		—		—
Net income- GAAP Basis	$-7,500.00	$-2,500.00	$-5,000.00	$		$		$
Taxable Income from operations	NA	NA	NA		NA		NA		NA
Taxable income from gain on sale	$-7,500.00	$-2,500.00	$-5,000.00		$-4,000.00		$-2,000.00		$-12,000.00
Cash Flow:	NA	NA	NA		NA		NA		NA
Cash generated from operations	NA	NA	NA		NA		NA		NA
Cash generated from refinancing	NA	NA	NA		NA		NA		NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—	—	—		—		—		—
Less: Cash distributions from sales and refinancing	$0.00	$0.00	$0.00		$0.00		$0.00		$0.00
Less: Cash distributions from other	$0.00	$0.00	0		$374,740.31		0		0
Cash generated (deficiency) after cash distributions	$0.00	$0.00	$0.00		$-374,740.31		$0.00		$0.00
Less: Special items (not including sales and refinancing) (identify and quantify)	NA	NA	NA		NA		NA		NA
Cash generated (deficiency) after cash distributions and special items	$0.00	$0.00	$0.00		$-374,740.31		$0.00		$0.00
Tax and Distributions Data Per $1,000 Invested:	NA	NA	NA		NA		NA		NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	NA	NA		NA		NA		NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	NA	NA		NA		NA		NA
Capital gain loss	$0.00	$1,500,000.00	0		0		0		0
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$0.00	$0.00	$0.00		$374,740.31		$0.00		$0.00
Cash Distributions to Investors Source (on GAAP basis)	—	—	—		—		—		—
Investment Income	$0.00	$0.00	0		$374,740.31		0		0
Return of Capital	$0.00	$0.00	$0.00		$0.00		$0.00		$0.00
Source (on cash basis) - Sales	—	—	—		—		—		—
Source (on cash basis) - Refinancing	—	—	—		—		—		—
Source (on cash basis) - Operations	—	—	—		—		—		—
Source (on cash basis) - other	—	—	—		—		—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0	100.00%	100.00%		100.00%		100.00%		100.00%

44

NB I (14 acres)	2024	2023
Gross Revenues:	$305,312.50	$294,160.00
Profit on sale of properties	$-954,628.50	$-20,000.00
Less: Operating expenses	NA	NA
Less: Interest expense	$586,200.00	$721,051.20
Less: Depreciation	—	—
Net income- GAAP Basis	$-1,540,828.50	$-741,051.20
Taxable Income from operations	NA	NA
Taxable income from gain on sale	$-954,628.50	$-20,000.00
Cash Flow:	NA	NA
Cash generated from operations	NA	NA
Cash generated from refinancing	NA	NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—	—
Less: Cash distributions from sales and refinancing	$0.00	$0.00
Less: Cash distributions from other	$586,200.00	$721,051.20
Cash generated (deficiency) after cash distributions	$-586,200.00	$-721,051.20
Less: Special items (not including sales and refinancing) (identify and quantify)	NA	NA
Cash generated (deficiency) after cash distributions and special items	$-586,200.00	$-721,051.20
Tax and Distributions Data Per $1,000 Invested:	NA	NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	NA
Capital gain loss	NO	NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$586,200.00	$721,051.20
Cash Distributions to Investors Source (on GAAP basis)	—	—
Investment Income	$586,200.00	$721,051.20
Return of Capital	$0.00	$0.00
Source (on cash basis) - Sales	—	—
Source (on cash basis) - Refinancing	—	—
Source (on cash basis) - Operations	—	—
Source (on cash basis) - other	—	—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0	100.00%

45

NB II (6 Acres)	2024	2023
Gross Revenues:	$119,350.00		$140,860.00
Profit on sale of properties	$-453,053.50		$0.00
Less: Operating expenses	NA		NA
Less: Interest expense	$286,440.00		$338,040.00
Less: Depreciation	—		—
Net income- GAAP Basis	$-739,493.50	-$	338,040.00
Taxable Income from operations	NA		NA
Taxable income from gain on sale	$-453,053.50		$0.00
Cash Flow:	NA		NA
Cash generated from operations	NA		NA
Cash generated from refinancing	NA		NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—		—
Less: Cash distributions from sales and refinancing	$0.00		$0.00
Less: Cash distributions from other	$286,440.00		$338,040.00
Cash generated (deficiency) after cash distributions	$-286,440.00		$-338,040.00
Less: Special items (not including sales and refinancing) (identify and quantify)	NA		NA
Cash generated (deficiency) after cash distributions and special items	$-286,440.00	-$	338,040.00
Tax and Distributions Data Per $1,000 Invested:	NA		NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA		NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA		NA
Capital gain loss	NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$286,440.00		$338,040.00
Cash Distributions to Investors Source (on GAAP basis)	—		—
Investment Income	$286,440.00		$338,040.00
Return of Capital	$0.00		$0.00
Source (on cash basis) - Sales	—		—
Source (on cash basis) - Refinancing	—		—
Source (on cash basis) - Operations	—		—
Source (on cash basis) - other	—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0		100.00%

46

Paz Loan	2024	2023
Gross Revenues:	$7,500.00		$10,000.00
Profit on sale of properties	$-2,000.00	-$	-4,000.00
Less: Operating expenses	NA		NA
Less: Interest expense	$18,000.00		$12,000.00
Less: Depreciation	—		—
Net income- GAAP Basis	$-20,000.00		$-16,000.00
Taxable Income from operations	NA		NA
Taxable income from gain on sale	$-2,000.00		$-4,000.00
Cash Flow:	NA		NA
Cash generated from operations	NA		NA
Cash generated from refinancing	NA		NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—		—
Less: Cash distributions from sales and refinancing	$0.00		$0.00
Less: Cash distributions from other	$18,000.00		$12,000.00
Cash generated (deficiency) after cash distributions	$-18,000.00		$-12,000.00
Less: Special items (not including sales and refinancing) (identify and quantify)	NA		NA
Cash generated (deficiency) after cash distributions and special items	$-18,000.00		$-12,000.00
Tax and Distributions Data Per $1,000 Invested:	NA		NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA		NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA		NA
Capital gain loss	NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$18,000.00		$12,000.00
Cash Distributions to Investors Source (on GAAP basis)	—		—
Investment Income	$18,000.00		$12,000.00
Return of Capital	$0.00		$0.00
Source (on cash basis) - Sales	—		—
Source (on cash basis) - Refinancing	—		—
Source (on cash basis) - Operations	—		—
Source (on cash basis) - other	—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0		100.00%

47

Mustange Ridge	2024	2023
Gross Revenues:	$80,550.00	$1,999,858.56
Profit on sale of properties	$-305,687.40	$1,612,064.10
Less: Operating expenses	NA	NA
Less: Interest expense	$193,320.00	$193,320.00
Less: Depreciation	—	—
Net income- GAAP Basis	$-499,007.40	$1,418,744.10
Taxable Income from operations	NA	NA
Taxable income from gain on sale	$-305,687.40	$1,612,064.10
Cash Flow:	NA	NA
Cash generated from operations	NA	NA
Cash generated from refinancing	NA	NA
Cash generated from sales		$1,999,858.56
Less: Cash distributions from operating cash flow	—	—
Less: Cash distributions from sales and refinancing	$0.00	$3,727,928.48
Less: Cash distributions from other	$193,320.00	$1,921,389.92
Cash generated (deficiency) after cash distributions	$-193,320.00	$-3,649,459.84
Less: Special items (not including sales and refinancing) (identify and quantify)	NA	NA
Cash generated (deficiency) after cash distributions and special items	$-193,320.00	$-3,649,459.84
Tax and Distributions Data Per $1,000 Invested:	NA	NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	NA
Capital gain loss	NO	NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$193,320.00	$5,649,318.41
Cash Distributions to Investors Source (on GAAP basis)	—	—
Investment Income	$193,320.00	$1,921,389.92
Return of Capital	$0.00	$3,727,928.48
Source (on cash basis) - Sales	—	—
Source (on cash basis) - Refinancing	—	—
Source (on cash basis) - Operations	—	—
Source (on cash basis) - other	—	—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0	100

48

Paz Loan	2024	2023	2022
Gross Revenues:	$7,500.00	$10,000.00	$0.00
Profit on sale of properties	$-2,000.00	$-4,000.00	$0.00
Less: Operating expenses	NA	NA	NA
Less: Interest expense	$18,000.00	$12,000.00	$4,536.99
Less: Depreciation	—	—	—
Net income- GAAP Basis	$-20,000.00	$-16,000.00	$-4,536.99
Taxable Income from operations	NA	NA	NA
Taxable income from gain on sale	$-2,000.00	$-4,000.00	$0.00
Cash Flow:	NA	NA	NA
Cash generated from operations	NA	NA	NA
Cash generated from refinancing	NA	NA	NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—	—	—
Less: Cash distributions from sales and refinancing	$0.00	$0.00	$0.00
Less: Cash distributions from other	$18,000.00	$12,000.00	$4,536.99
Cash generated (deficiency) after cash distributions	$-18,000.00	$-12,000.00	$-4,536.99
Less: Special items (not including sales and refinancing) (identify and quantify)	NA	NA	NA
Cash generated (deficiency) after cash distributions and special items	$-18,000.00	$-12,000.00	$-4,536.99
Tax and Distributions Data Per $1,000 Invested:	NA	NA	NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	NA	NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	NA	NA
Capital gain loss	NO	NO	NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$18,000.00	$12,000.00	$4,536.99
Cash Distributions to Investors Source (on GAAP basis)	—	—	—
Investment Income	$18,000.00	$12,000.00	$4,536.99
Return of Capital	$0.00	$0.00	$0.00
Source (on cash basis) - Sales	—	—	—
Source (on cash basis) - Refinancing	—	—	—
Source (on cash basis) - Operations	—	—	—
Source (on cash basis) - other	—	—	—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0	100.00%	100.00%

49

San Antonio (Lone Star)	2024	2023	2022		2021
Gross Revenues:	$375,000.00	$70,000.00		$25,000.00		$48,000.00
Profit on sale of properties	$-3,000.00	$-234,840.60		$0.00		$-9,000.00
Less: Operating expenses	NA	NA		NA		NA
Less: Interest expense	$90,000.00	$130,000.00		$130,000.00		$266,186.30
Less: Depreciation	—	—		—		—
Net income- GAAP Basis	$-93,000.00	$-364,840.60	-$	130,000.00	$
Taxable Income from operations	NA	NA		NA		NA
Taxable income from gain on sale	$-3,000.00	$-234,840.60		$0.00		$-9,000.00
Cash Flow:	NA	NA		NA		NA
Cash generated from operations	NA	NA		NA		NA
Cash generated from refinancing	NA	NA		NA		NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—	—		—		—
Less: Cash distributions from sales and refinancing	$0.00	$0.00		$0.00		$0.00
Less: Cash distributions from other	$90,000.00	$130,000.00		$130,000.00		$266,186.30
Cash generated (deficiency) after cash distributions	$-90,000.00	$-130,000.00		$-130,000.00		$-266,186.30
Less: Special items (not including sales and refinancing) (identify and quantify)	NA	NA		NA		NA
Cash generated (deficiency) after cash distributions and special items	$-90,000.00	$-130,000.00		$-130,000.00		$-266,186.30
Tax and Distributions Data Per $1,000 Invested:	NA	NA		NA		NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	NA		NA		NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	NA		NA		NA
Capital gain loss	NO	NO		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$90,000.00	$130,000.00		$130,000.00		$266,186.30
Cash Distributions to Investors Source (on GAAP basis)	—	—		—		—
Investment Income	$90,000.00	$130,000.00		$130,000.00		$266,186.30
Return of Capital	$0.00	$0.00		$0.00		$0.00
Source (on cash basis) - Sales	—	—		—		—
Source (on cash basis) - Refinancing	—	—		—		—
Source (on cash basis) - Operations	—	—		—		—
Source (on cash basis) - other	—	—		—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0	100.00%		100.00%		100.00%

50

Somerville	2024	2023	2022
Gross Revenues:	$37,500.00	$45,700.00	$0.00
Profit on sale of properties	$-187,940.63	$-5,000.00	$0.00
Less: Operating expenses	NA	NA	NA
Less: Interest expense	$95,917.81	$109,680.00
Less: Depreciation	—	—	—
Net income- GAAP Basis	$-283,858.44	$-114,680.00	$0.00
Taxable Income from operations	NA	NA	NA
Taxable income from gain on sale	$-187,940.63	$-5,000.00	$0.00
Cash Flow:	NA	NA	NA
Cash generated from operations	NA	NA	NA
Cash generated from refinancing	NA	NA	NA
Cash generated from sales
Less: Cash distributions from operating cash flow	—	—	—
Less: Cash distributions from sales and refinancing	$0.00	$750,000.00	$0.00
Less: Cash distributions from other	$95,917.81	$109,680.00	$0.00
Cash generated (deficiency) after cash distributions	$-95,917.81	$-859,680.00	$0.00
Less: Special items (not including sales and refinancing) (identify and quantify)	NA	NA	NA
Cash generated (deficiency) after cash distributions and special items	$-95,917.81	$-859,680.00	$0.00
Tax and Distributions Data Per $1,000 Invested:	NA	NA	NA
Federal Income Tax Results: Ordinary income(loss) from operations	NA	NA	NA
Federal Income Tax Results: Ordinary income (loss) — from recapture	NA	NA	NA
Capital gain loss	NO	NO	NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$95,917.81	$859,680.00	$0.00
Cash Distributions to Investors Source (on GAAP basis)	—	—	—
Investment Income	$95,917.81	$109,680.00	$0.00
Return of Capital	$0.00	$750,000.00	$0.00
Source (on cash basis) - Sales	—	—	—
Source (on cash basis) - Refinancing	—	—	—
Source (on cash basis) - Operations	—	—	—
Source (on cash basis) - other	—	—	—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	0	100.00%	100.00%

51

South Austin	2024		2023
Gross Revenues:		$144,400.00		$100,000.00
Profit on sale of properties		$-512,553.95		$-600.00
Less: Operating expenses		NA		NA
Less: Interest expense		$346,560.00		$346,560.00
Less: Depreciation		—		—
Net income- GAAP Basis		$-859,113.95		$-347,160.00
Taxable Income from operations		NA		NA
Taxable income from gain on sale		$-512,553.95	-$	600.00
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales
Less: Cash distributions from operating cash flow		—		—
Less: Cash distributions from sales and refinancing		$0.00		$0.00
Less: Cash distributions from other		$346,560.00		$346,560.00
Cash generated (deficiency) after cash distributions		$-346,560.00	-$	346,560.00
Less: Special items (not including sales and refinancing) (identify and quantify)		NA		NA
Cash generated (deficiency) after cash distributions and special items		$-346,560.00	-$	346,560.00
Tax and Distributions Data Per $1,000 Invested:		NA		NA
Federal Income Tax Results: Ordinary income(loss) from operations		NA		NA
Federal Income Tax Results: Ordinary income (loss) — from recapture		NA		NA
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$346,560.00		$346,560.00
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$346,560.00		$346,560.00
Return of Capital		$0.00		$0.00
Source (on cash basis) - Sales		—		—
Source (on cash basis) - Refinancing		—		—
Source (on cash basis) - Operations		—		—
Source (on cash basis) - other		—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%

52

Von Quintus	2024		2023
Gross Revenues:		$110,000.00		$7,002,793.72
Profit on sale of properties		$-843,316.31		$7,002,793.72
Less: Operating expenses		NA		NA
Less: Interest expense		$277,896.00
Less: Depreciation		—		—
Net income- GAAP Basis		$-1,121,212.31		$7,002,793.72
Taxable Income from operations		NA		NA
Taxable income from gain on sale		$-843,316.31		$7,002,793.72
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales				$7,002,793.72
Less: Cash distributions from operating cash flow		—		—
Less: Cash distributions from sales and refinancing		$0.00		$7,002,793.72
Less: Cash distributions from other		$277,896.00		$0.00
Cash generated (deficiency) after cash distributions		$-277,896.00		$0.00
Less: Special items (not including sales and refinancing) (identify and quantify)		NA		NA
Cash generated (deficiency) after cash distributions and special items		$-277,896.00		$0.00
Tax and Distributions Data Per $1,000 Invested:		NA		NA
Federal Income Tax Results: Ordinary income(loss) from operations		NA		NA
Federal Income Tax Results: Ordinary income (loss) — from recapture		NA		NA
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$277,896.00		$7,002,793.72
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$277,896.00		$0.00
Return of Capital		$0.00		$7,002,793.72
Source (on cash basis) - Sales		—		—
Source (on cash basis) - Refinancing		—		—
Source (on cash basis) - Operations		—		—
Source (on cash basis) - other		—		—
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%

53

NB I (14 acres)	2024		2023
Gross Revenues:		$305,312.50		$294,160.00
Profit on sale of properties		$-954,628.50		$-20,000.00
Less: Operating expenses			$
Less: Interest expense		$586,200.00		$721,051.20
Less: Depreciation			$
Net income- GAAP Basis		$-1,540,828.50		$-741,051.20
Taxable Income from operations	$		$
Taxable income from gain on sale		$-954,628.50		$-20,000.00
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$0.00
Less: Cash distributions from other		$586,200.00		$721,051.20
Cash generated (deficiency) after cash distributions	$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$
Cash generated (deficiency) after cash distributions and special items		$-586,200.00		$-721,051.20
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$586,200.00		$721,051.20
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$586,200.00		$721,051.20
Return of Capital		$0.00		$0.00
Source (on cash basis) - Sales	$		$
Source (on cash basis) - Refinancing	$		$
Source (on cash basis) - Operations	$		$
Source (on cash basis) - other	$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%

54

NB II (6 Acres)	2024		2023
Gross Revenues:		$119,350.00		$140,860.00
Profit on sale of properties		$-453,053.50		$0.00
Less: Operating expenses			$
Less: Interest expense		$286,440.00		$338,040.00
Less: Depreciation				$
Net income- GAAP Basis		$-739,493.50		$-338,040.00
Taxable Income from operations		$	$
Taxable income from gain on sale		$-453,053.50		$0.00
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$0.00
Less: Cash distributions from other		$286,440.00		$338,040.00
Cash generated (deficiency) after cash distributions	$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$
Cash generated (deficiency) after cash distributions and special items		$-286,440.00		$-338,040.00
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$286,440.00		$338,040.00
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$286,440.00		$338,040.00
Return of Capital		$0.00		$0.00
Source (on cash basis) - Sales	$		$
Source (on cash basis) - Refinancing	$		$
Source (on cash basis) - Operations	$		$
Source (on cash basis) - other	$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%

55

Mustange Ridge	2024		2023
Gross Revenues:		$80,550.00		$1,999,858.56
Profit on sale of properties		$-305,687.40		$1,612,064.10
Less: Operating expenses			$
Less: Interest expense		$193,320.00		$193,320.00
Less: Depreciation			$
Net income- GAAP Basis		$-499,007.40		$1,418,744.10
Taxable Income from operations	$		$
Taxable income from gain on sale		$-305,687.40		$1,612,064.10
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales				$1,999,858.56
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$3,727,928.48
Less: Cash distributions from other		$193,320.00		$1,921,389.92
Cash generated (deficiency) after cash distributions	$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$
Cash generated (deficiency) after cash distributions and special items		$-193,320.00		$-3,649,459.84
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$193,320.00		$5,649,318.41
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$193,320.00		$1,921,389.92
Return of Capital		$0.00		$3,727,928.48
Source (on cash basis) - Sales	$		$
Source (on cash basis) - Refinancing	$		$
Source (on cash basis) - Operations	$		$
Source (on cash basis) - other	$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		-24.14%

56

Paz Loan	2024		2023		2022
Gross Revenues:		$7,500.00		$10,000.00		0
Profit on sale of properties		$-2,000.00		$-4,000.00		0
Less: Operating expenses			$		$
Less: Interest expense		$18,000.00		$12,000.00		$4,536.99
Less: Depreciation			$		$
Net income- GAAP Basis		$-20,000.00		$-16,000.00		$-4,536.99
Taxable Income from operations	$		$		$
Taxable income from gain on sale		$-2,000.00		$-4,000.00		0
Cash Flow:			$		$
Cash generated from operations	$		$		$
Cash generated from refinancing	$		$		$
Cash generated from sales
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$0.00		$0.00
Less: Cash distributions from other		$18,000.00		$12,000.00		$4,536.99
Cash generated (deficiency) after cash distributions	$		$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$		$
Cash generated (deficiency) after cash distributions and special items		$-18,000.00		$-12,000.00		$-4,536.99
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$		$
Capital gain loss		NO		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$18,000.00		$12,000.00		$4,536.99
Cash Distributions to Investors Source (on GAAP basis)		—		—		—
Investment Income		$18,000.00		$12,000.00		$4,536.99
Return of Capital		$0.00		$0.00		$0.00
Source (on cash basis) - Sales	$		$		$
Source (on cash basis) - Refinancing	$		$		$
Source (on cash basis) - Operations	$		$		$
Source (on cash basis) - other	$		$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%		100.00%

57

San Antonio (Lone Star)	2024		2023		2022		2021
Gross Revenues:		$375,000.00		$70,000.00		25000		48000
Profit on sale of properties		$-3,000.00		$-234,840.60		0		-9000
Less: Operating expenses			$		$		$
Less: Interest expense		$90,000.00		$130,000.00		$130,000.00		$266,186.30
Less: Depreciation			$		$		$
Net income- GAAP Basis		$-93,000.00		$-364,840.60		$-130,000.00	$
Taxable Income from operations	$		$		$		$
Taxable income from gain on sale		$-3,000.00		$-234,840.60		0		-9000
Cash Flow:			$		$		$
Cash generated from operations	$		$		$		$
Cash generated from refinancing	$		$		$		$
Cash generated from sales
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$0.00		$0.00		$0.00
Less: Cash distributions from other		$90,000.00		$130,000.00		$130,000.00		$266,186.30
Cash generated (deficiency) after cash distributions	$		$		$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$		$		$
Cash generated (deficiency) after cash distributions and special items		$-90,000.00		$-130,000.00		$-130,000.00		$-266,186.30
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$		$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$		$		$
Capital gain loss		NO		NO		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$90,000.00		$130,000.00		$130,000.00		$266,186.30
Cash Distributions to Investors Source (on GAAP basis)		—		—		—		—
Investment Income		$90,000.00		$130,000.00		$130,000.00		$266,186.30
Return of Capital		$0.00		$0.00		$0.00		$0.00
Source (on cash basis) - Sales	$		$		$		$
Source (on cash basis) - Refinancing	$		$		$		$
Source (on cash basis) - Operations	$		$		$		$
Source (on cash basis) - other	$		$		$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%		100.00%		#DIV/0!

58

Somerville	2024		2023		2022
Gross Revenues:		$37,500.00		$45,700.00		0
Profit on sale of properties		$-187,940.63		$-5,000.00		0
Less: Operating expenses			$		$
Less: Interest expense		$95,917.81		$109,680.00
Less: Depreciation			$		$
Net income- GAAP Basis		$-283,858.44		$-114,680.00		0
Taxable Income from operations		$		$		$
Taxable income from gain on sale		$-187,940.63		$-5,000.00		0
Cash Flow:			$		$
Cash generated from operations	$		$		$
Cash generated from refinancing	$		$		$
Cash generated from sales
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$750,000.00		$0.00
Less: Cash distributions from other		$95,917.81		$109,680.00		0
Cash generated (deficiency) after cash distributions	$		$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$		$
Cash generated (deficiency) after cash distributions and special items		$-95,917.81		$-859,680.00		$0.00
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$		$
Capital gain loss		NO		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$95,917.81		$859,680.00		$0.00
Cash Distributions to Investors Source (on GAAP basis)		—		—		—
Investment Income		$95,917.81		$109,680.00		0
Return of Capital		$0.00		$750,000.00		$0.00
Source (on cash basis) - Sales	$		$		$
Source (on cash basis) - Refinancing	$		$		$
Source (on cash basis) - Operations	$		$		$
Source (on cash basis) - other	$		$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%		100.00%

59

South Austin	2024		2023
Gross Revenues:		$144,400.00		$100,000.00
Profit on sale of properties		$-512,553.95		$-600.00
Less: Operating expenses			$
Less: Interest expense		$346,560.00		$346,560.00
Less: Depreciation			$
Net income- GAAP Basis		$-859,113.95		$-347,160.00
Taxable Income from operations	$		$
Taxable income from gain on sale		$-512,553.95		$-600.00
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$0.00
Less: Cash distributions from other		$346,560.00		$346,560.00
Cash generated (deficiency) after cash distributions	$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$
Cash generated (deficiency) after cash distributions and special items		$-346,560.00		$-346,560.00
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$346,560.00		$346,560.00
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$346,560.00		$346,560.00
Return of Capital		$0.00		$0.00
Source (on cash basis) - Sales	$		$
Source (on cash basis) - Refinancing	$		$
Source (on cash basis) - Operations	$		$
Source (on cash basis) - other	$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		100.00%

60

Von Quintus	2024		2023
Gross Revenues:		$110,000.00		$7,002,793.72
Profit on sale of properties		$-843,316.31		$7,002,793.72
Less: Operating expenses			$
Less: Interest expense		$277,896.00
Less: Depreciation			$
Net income- GAAP Basis		$-1,121,212.31		$7,002,793.72
Taxable Income from operations	$		$
Taxable income from gain on sale		$-843,316.31		$7,002,793.72
Cash Flow:			$
Cash generated from operations	$		$
Cash generated from refinancing	$		$
Cash generated from sales				$7,002,793.72
Less: Cash distributions from operating cash flow
Less: Cash distributions from sales and refinancing		$0.00		$7,002,793.72
Less: Cash distributions from other		$277,896.00		$0.00
Cash generated (deficiency) after cash distributions	$		$
Less: Special items (not including sales and refinancing) (identify and quantify)	$		$
Cash generated (deficiency) after cash distributions and special items		$-277,896.00		$0.00
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$		$
Federal Income Tax Results: Ordinary income (loss) — from recapture	$		$
Capital gain loss		NO		NO
Cash Distributions to Investors Source (on GAAP basis) – Investment Income		$277,896.00		$7,002,793.72
Cash Distributions to Investors Source (on GAAP basis)		—		—
Investment Income		$277,896.00		$0.00
Return of Capital		$0.00		$7,002,793.72
Source (on cash basis) - Sales	$		$
Source (on cash basis) - Refinancing	$		$
Source (on cash basis) - Operations	$		$
Source (on cash basis) - other	$		$
Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).		0		-197.89%

61

Table IV- Results of Completed Projects (unaudited) - Summarizes projects that have been completed (all properties sold) in the last five years (include similar and dissimilar projects unless you have 5 similar projects. You can group dissimilar projects by similar investment objectives. Similar projects to be completed on a per project basis - add a column for each project):

Project Name:	Mustange Ridge	1044 FM	Von Quintus
Dollar Amount Raised	$1,611,000.00	$1,557,000.00	$2,350,800.00
Number of Properties Purchased	7	1	1
Date of Closing of Offering	March 10, 2022	November 15, 2022	July 28, 2023
Date of First Sale of Property	March 10, 2022	July 28, 2023	April 11, 2022
Date of Final Sale of Property	June 22, 2022	July 28, 2023	April 11, 2022
Tax and Distribution Data Per $1000 Investment Through	NA	NA	NA
Federal Income Tax Results:	NA	NA	NA
Ordinary income (loss)	NA	NA	NA
Ordinary income (loss) —from operations	NA	NA	NA
Ordinary income (loss) —from recapture	NA	NA	NA
Capital Gain (loss) (note 60% capital gain exclusion)	$939,252.76	$1,710,003.90	$4,958,978.22	60% NOT NOTED
Deferred Gain (explain in a note deferred capital gain)	–	–	–
Capital	$939,252.76	$1,710,003.90	$4,958,978.22
Ordinary	–	–	–
Cash Distributions to Investors	$5,842,638.41	$2,925,680.00	$7,280,689.72
Source (on GAAP basis)	$5,034,305.19	$5,105,420.19	$13,162,271.13
—Investment income	$1,306,376.70	$2,520,420.19	$6,159,477.41
—Return of capital	$3,727,928.48	$2,585,000.00	$7,002,793.72
Source (on cash basis)	NA	NA	NA
—Sales	NA	NA	NA
—Refinancing	NA	NA	NA
—Operations	NA	NA	NA
—RETURN OF CAPITAL	$3,727,928.48	$2,585,000.00	$7,002,793.72
Receivable on Net Purchase Money Financing *	NA	NA	NA

* Note that the terms of notes taken back and annual payments and the fact that the amounts are face amounts and do not represent discounted current value.

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Table V – Sales or Disposals of Properties (unaudited) – Summarizes properties sold within last three years by programs which have a similar investment objective on a per project basis [see instructions below on how to complete]:

Property	1044 FM	Von Quintus	Mustange Ridge	IH 35	Essex
Date Acquired	November 9, 2021	April 8, 2021	January 13, 2021	October 14, 2019	October 6, 2020
Date of Sale	July 28, 2023	April 11, 2022	June 22, 2022	July 8, 2022	March 11, 2022
Sales price, net of closing costs and GAAP adjustments	$2,731,714.29	$6,547,904.41	$1,607,458.30	$475,000.00	$33,500.00
Cost of properties, including closing and soft costs	$2,043,815.50	$1,516,500.00	–	$205,000.00	$60,000.00

Cash received net of closing costs	$2,731,714.29	$6,547,904.41	$1,607,458.30	$475,000.00	$33,500.00
Mortgage balance at time of sale	0	0	0	0	0
Purchase money mortgage taken back by program	0	0	0	0	0
Adjustments resulting from application of GAAP	NA	NA	NA	NA	NA
Total	$2,731,714.29	$6,547,904.41	$1,607,458.30	$475,000.00	$33,500.00

Original mortgage financing	0	0	0
Total acquisition cost, capital improvement closing and soft costs.	$21,996.10	$28,815.50	$10,605.80	$2,000.00	$1,000.00
Excess (deficiency) of property operating cash receipts over expenditures	NA	NA	NA	NA	NA

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TABLE VI – Acquisition of Properties (unaudited) - Summarizes the purchase of property within last three years acquired by programs with similar investment objectives:

	NB I (14 acres)	NB II (6 Acres)	NB III (20 Acres)	Somerville	South Austin
Name, location, type of property	Texas, commercial land	Texas, commercial land	Texas, commercial land	Texas, commercial land	Texas, commercial land
Gross Leasable space (sq. ft.) or # of units and total square feet of units	NA	NA	NA	NA	NA
Date of Purchase	May 11, 2022	June 29, 2022	August 29, 2022	February 28, 2023	December 15, 2023
Mortgage financing at date of purchase[8]	$3,968,059.50	$1,717,895.66	$5,824,349.33	$627,914.85	$1,530,964.00
Cash down payment[9]	$50,000.00	$15,000.00	$25,000.00	$18,000.00	$20,000.00
Contract purchase price plus acquisition fee	$3,968,059.50	$1,717,895.66	$5,824,349.33	$627,914.85	$1,530,964.00
Other cash expenditures expensed	—	—	—	—	—
Other cash expenditures capitalized	—	—	—	—	—
Total Acquisition Cost	$4,018,059.50	$1,732,895.66	$5,849,349.33	$645,914.85	$1,550,964.00

8 Traditional mortgages were not used to acquire the properties. The properties were acquired with 100% debt financing from private lenders.

9 The cash downpayment was paid with debt financing.

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SECURITIES BEING OFFERED

The rights and obligations of our members are governed by our Company Agreement, as amended from time-to-time, which each prospective investor will be required to execute as a condition to purchasing Interests. The following summary covers certain significant provisions of the Company Agreement in addition to the above descriptions and is qualified in its entirety by the provisions of the Company Agreement. In the event that any term of this offering circular conflicts with our Company Agreement, the Company Agreement shall control. Each prospective investor should carefully study the Company Agreement attached hereto in its entirety before purchasing Interests.

Interests

The Company is a limited liability company formed pursuant to the Delaware limited liability company act. Membership Interests in the Company are divided between Class A, Class B, and Class M Membership Interests. The Company is authorized to issue as many Membership Interests as necessary to accomplish the Company’s business purpose, as decided in the sole discretion of the Manager. As of the date of this offering circular, 2,750 Class A, 0 Class B, and 100 Class M Membership Interests have been issued. The Company is offering up to 56,818 Class A Membership Interests and up to 170,454 Class B Membership Interests, and up to 5,682 Bonus Interests. Class A and Class B Membership Interests are non-voting. Only holders of Class M Membership Interests (i.e., our Manager) are entitled to vote on matters subject to a vote of the members.

Distributions

Distributions of Distributable Cash will be made in accordance with the terms of our Company Agreement. “Distributable Cash” means all cash of the Company derived from operations and capital transactions, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of the Company, (ii) any required tax withholdings, and (iii) reserves for reinvestment into additional Company Assets or for future expenses related to the Company’s operations, as established in the reasonable discretion of the Manager. Distributable Cash will come from two sources: Company operations and Capital Transactions. Each source has its own distribution terms as follows below. Distributions shall be prorated for any Member who was not a Member of the Company for the entire period for which a distribution is made.

●	Distributable Cash from operational cash flow will be distributed as follows below:

o	First, the Class A and Class B Members shall ratably receive a cumulative non-compounding preferred return with Class A Members receiving twelve percent (12%) per annum and the Class B Members receiving ten percent (10%) per annum, calculated on their Capital Contributions (the “Preferred Return”).

o	Second, the Class A and Class B Members shall ratably receive all their Unreturned Capital Contributions.

o	Thereafter, the Class A and Class B Members shall receive twenty percent (20%) and the Class M Members shall receive eighty percent (80%) of any remaining Distributable Cash ratably apportioned according to their Membership Interests.

All distributions under this paragraph shall be treated as a return of Capital Contributions, including the Preferred Return, until Class A and Class B Members have received a return of all their Unreturned Capital Contributions.

●	Distributable Cash from Capital Transactions may be reinvested into additional Company Assets in the discretion of the Manager. Distributable Cash from Capital Transactions not reinvested or from dissolution and liquidation of the Company will be distributed as follows:

o	First, the Class A and Class B Members shall ratably receive any accrued but unpaid Preferred Return.

o	Second, the Class A and Class B Members shall ratably receive all their Unreturned Capital Contributions.

o	Thereafter, the Class A and Class B Members shall receive twenty percent (20%) and the Class M Members shall receive eighty percent (80%) of any remaining Distributable Cash ratably apportioned according to their Membership Interests.

Please review the foregoing distribution terms in the Company Agreement, included as Exhibit 2 to this offering circular, before purchasing any Interests.

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Reinvestment

With the approval of the Manager, existing members may elect to reinvest some, or all, of their distributions on an annual basis and receive additional Interests of the same class. Once a member elects to reinvest, the designated portion of future distributions will be reinvested annually rather than distributed until the member cancels the reinvestment election delivered in writing to the Manager, or the Manager elects (permanently or temporarily) not to accept further reinvestment. In addition, reinvestment shall only be permitted by the Company so long as an applicable exemption from registration is available for the additional Interests.

Allocations

Except as otherwise provided in the Company Agreement, profits and losses (including individual items of profit, income, gain, loss, credit, deduction and expense) of the Company will be allocated among the members in a manner such that the capital account balance of each member, immediately after making that allocation, is, as nearly as possible, equal (proportionately) to the distributions that would be made to that member pursuant to Section 12.4 of the Company Agreement if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value as reasonably determined by the Manager, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the assets securing that liability), and the net assets of the Company were distributed in accordance with Section 12.4 of the Company Agreement to the members immediately after making that allocation, adjusted for applicable special allocations, computed immediately prior to the hypothetical sale of assets.

In the event that members are issued Interests on different dates, the profits or losses allocated to the members for each fiscal year during which members receive Interests will be allocated among the members in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Manager. For purposes of determining the profits, losses and individual items of income, gain, loss credit, deduction and expense allocable to any period, profits, losses and any other items will be determined on a daily, monthly, or other basis, as determined by the Manager using any method that is permissible under Section 706 of the Code and the Treasury Regulations. Except as otherwise provided in the Company Agreement, all individual items of Company income, gain, loss, and deduction will be divided among the members in the same proportions as they share profits and losses for the fiscal year or other period in question, except as modified to give effect to the special allocations described in Section 4.4 of the Company Agreement.

Prospective investors should read the Company Agreement for a more detailed description of how Profits and Losses will be allocated to the members.

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Our Manager

FISYN Management Company LLC, a Texas limited liability company, is our Manager. Our Manager will manage all business and affairs of the Company. Our Manager will direct, manage, and control the Company to the best of its ability and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that our Manager deems to be reasonably required to accomplish the business and objectives of the Company. Under Delaware law, our Manager generally owes the Company the fiduciary duties of care and loyalty; however, the Company has waived certain aspects of the duty of loyalty in that our Manager and its affiliates are permitted to own and manage interests that are competitive with the Company and such persons are under no obligation to present any business opportunity to the Company.

The Members

Our members are not permitted to take part in the management or control of the business or operations of the Company. Assuming that the Company is operated in accordance with the terms of the Company Agreement, a member generally will not be liable for the obligations of the Company in excess of its total capital contributions and share of undistributed profits. However, a member may be liable for any distributions made to the member if, after such distribution, the remaining assets of the Company are not sufficient to pay its then outstanding liabilities. The Company Agreement provides that the members will not be personally liable for the expenses, liabilities, or obligations of the Company.

Voting Rights of the Members

Only members holding Class M Membership Interest are entitled to vote. Any action requiring the approval of the Class M members may be approved by the vote or written consent of more than 50% of the Class M Membership Interests entitled to vote or consent unless otherwise indicated in our Company Agreement. The approval of the Class M members is required for:

Amending the Company Agreement or articles of organization other than to (i) change the name of the Company or the location of its principal office; (ii) add to the duties or obligations of our Manager; (iii) cure any ambiguity or correct or supplement any inconsistency in the Company Agreement; (iv) correct any printing, stenographic, or clerical errors or omissions in order that the Company Agreement shall accurately reflect the agreement among the members; (v) reflect information regarding the admission of any additional or substitute member; (vi) comply with requirements for any mortgage loan secured by a property, provided in each case that our Manager reasonably determines that such amendment will not subject any member to any material, adverse economic consequences, or (vii) add additional classes of Membership Interests.

●	The dissolution of the Company.

●	Payment of compensation to our Manager or its affiliates, except as detailed in the Company Agreement.

●	Removal of a Manager (note that removal of a Manager requires vote of seventy-five percent (75%) of the Membership Interests of the Company not including the Manager or its affiliates; however, the Manager may be removed only for “good cause” as further below detailed).

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●	Appointment of new or additional Manager,

●	Authorization of additional Membership Interests.

●	The acquisition or merger of the Company where we are not the surviving entity.

●	Such other matters as are required by the Company Agreement or law.

Conversion Rights of Class B Members

Any Class B Member holding at least 2,500 Class B Units may request that the Company convert the Units on a one-to-one basis to Class A Units, which request may be approved or denied in the sole discretion of the Manager.

Term and Dissolution

The term of the Company commenced upon the filing of the Company’s Articles of Organization with the Delaware Secretary of State on November 14, 2024 and will last in perpetuity or until such time as the winding up and liquidation of the Company and its business is completed following a liquidating event.

The Company will be dissolved upon the occurrence of any of the following events:

●	The liquidation and/or distribution of all company assets as directed by our Manager.

●	The withdrawal of our Manager unless (i) the Company has at least one other Manager, or (ii) within 90 days after the withdrawal, the Members vote to continue the business of the Company and to appoint one or more additional Managers.

●	The withdrawal of all the members unless the Company is continued in accordance with the applicable law.

●	The entry of a decree of judicial dissolution.

Access to Company Information

Members, but not assignees, may examine and audit the Company’s books, records, accounts, and assets at the principal office of the Company, or such other place as our Manager may specify, subject to such reasonable restrictions as may be imposed by our Manager. All expenses attributable to any such examination or audit shall be borne by such member.

Exculpation

The Manager may not be liable to the members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Company Agreement for exculpation of the Manager. Therefore, purchasers of the Membership Interests have a more limited right of action than they would have absent the limitation in the Company Agreement.

Indemnification

The Company Agreement generally provides that the Company will indemnify our Manager, its affiliates, and certain other parties against any claim or loss incurred in connection with any action, suit, or proceeding resulting from such party’s relationship to the Company. A party will not be indemnified with respect to matters as to which the party is finally adjudicated in any such action, suit or proceeding (a) to have acted in bad faith, or in the reasonable belief that the party’s action was opposed to the best interests of the Company, or with gross negligence or willful misconduct, or in breach of such party’s fiduciary duty to the Company (if any), or (b) with respect to any criminal action or proceeding, to have had cause to believe beyond any reasonable doubt the party’s conduct was criminal. The Company will pay the expenses incurred by an indemnified party in connection with any such action, suit, or proceeding, or in connection with claims arising in connection with any potential or threatened action, suit, or proceeding, in advance of the final disposition of such action, suit, or proceeding. Upon receipt of a final judgment indicating that indemnification should not have applied, then such party will repay indemnification payments.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, officers and controlling persons and their affiliates, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. In addition, in no case can investors be asked to, nor are they being asked to, waive any claims or actions under the Securities Act, Exchange Act or similar state law.

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Removal of a Manager

A Manager may be removed only for Good Cause (defined below) by the members holding seventy-five percent (75%) of the issued and outstanding Membership Interests in the Company (excluding those held by the Manager being removed and its affiliates). Only members holding Class M Membership Interests may vote. Investors have no power to remove the Manager. In addition, no Manager may be removed during any period its principal has personally guaranteed a loan secured by real property without the applicable lender’s consent. For purposes of the foregoing, “Good Cause” means that our Manager conducted itself on behalf of the Company in a manner that (i) constitutes gross negligence or willful misconduct and (ii) has a material, adverse effect on the Company. In the event the members vote to remove our Manager for good cause, our Manager will have the right to submit the question of whether sufficient grounds for removal exists to binding arbitration, to be conducted as further described in the Company Agreement. Our Manager may resign at any time.

No member, including a Manager, if applicable, will have any special right to withdraw upon a removal of a Manager.

Transfer of Membership Interests

A member is not permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its Membership Interests, unless such transfer:

●	Is approved by our Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose;

●	Is evidenced by a written agreement, in form and substance satisfactory to our Manager, that is executed by the transferor, the transferee(s), and our Manager;

●	Will not result in any one Member owning more 19.9% of the outstanding Membership Interests;

●	Will not result in a violation of the registration requirements of the Securities Act; and

●	Will not require the Company to register as an investment company under the Investment Company Act of 1940, as amended.

The transferor of any Membership Interests is required to reimburse the Company for any expenses reasonably incurred in connection with a transfer, including any legal, accounting, and other expenses, whether or not such transfer is consummated.

The transferee of any Membership Interests in the Company that is admitted to the Company as a substituted member will succeed to the rights and liabilities of the transferor member and, after the effective date of such admission, the capital account of the transferor will become the capital account of the transferee, to the extent of Membership Interests transferred.

Additional Capital Contributions

No Member shall be required to contribute additional capital contributions to the Company.

Dispute Resolution

Because the fundamental nature of the Company is to provide an opportunity for the members to receive cash distributions of profits from company operations, it is imperative that disputes between a member and the Company and/or a Manager or between members are not allowed to extinguish or diminish the profits available to other members. Thus, the Company Agreement contains a detailed internal alternative dispute resolution procedure (in lieu of litigation) which requires the parties to any dispute to engage in good-faith negotiations for no less than 90 days, followed by a minimum of three face-to-face mediations, and, as a last resort, binding arbitration, all of which shall be performed in accordance with the rules of the American Arbitration Association and will take place in the county of the principal office of the Company.

In the event of a dispute, a member is limited to seeking its initial capital contributions plus any Distributable Cash to which it is entitled. Each party will bear its own attorneys’ fees and costs regardless of the outcome. In the event arbitration is required, discovery will be limited, and, by signing the Company Agreement, the parties are giving up their rights to a jury trial. Our Manager will be required to maintain the status quo with respect to company operations and distributions pending the outcome of any dispute, except for any distributions to the complaining member, which will be held in trust pending the outcome of the proceeding. Investors are encouraged to seek their own legal counsel as to the effect of this provision.

These procedures do not apply to claims under the Securities Act and/or the Exchange Act.

These procedures apply to all Members of the Company, including Members who purchase as part of this Offering and Members who are admitted to the Company as a result of secondary market transactions.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the Interests. Investors should consult with their tax professional to determine the effects of the tax treatment of Interests with respect to their individual situation.

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Reporting Status of the Company

The Company will elect to be treated as a partnership for federal and state income tax purposes. By maintaining partnership tax status, the Company will not report income or loss at the Company level but will report to each member their pro rata share of profits and losses from operations and disposition according to Company Agreement. This process will make the Company a pass-through entity for tax purposes.

Taxation of Members

The Company will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by the Company’s tax advisor.

Basis of the Company

An original tax basis will be established for the Company by including the total acquisition costs of properties. An original tax basis will be established for the Company in the properties based on their purchase price and acquisition costs. The tax basis of the Company will be adjusted during the operations of the Company under applicable partnership tax principles.

Basis of a Member

A member will establish their original tax basis based on the amount of their initial capital contribution. Each member’s tax basis will be adjusted during operations of the Company by principles of subchapter K of the Internal Revenue Code. A member may deduct, subject to other tax regulations and provisions, their share of company losses only to the extent of the adjusted basis of their interest in the Company. Members should seek qualified tax advice regarding the deductibility of any company losses.

Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using a 27.5-year useful life for residential property and 39 years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of the Company.

The annual cost recovery deductions that must be taken by the Company will be allocated to the members based on their percentage interests in the Company. The cost recovery deductions will be available to the Members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by the Company.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a 25 percent marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

The Company will incur expenditures for legal fees in association with the set-up of the Company. These expenditures will be capitalized and will be deducted on dissolution of the Company based on current tax law.

The Company will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the members. These expenditures will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by the Company, which will use a calendar accounting year.

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Taxable Gain

Members may receive taxable income from company operations, from the sale or other disposition of a member’s Membership Interests, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is 25 percent. The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to the Company investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the members on the Schedule K-1 report provided to each member annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of the Company, the members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Company Agreement describes the operation of capital accounts for the Company and the members.

From Sale or Other Disposition of a Member’s Interests

A member may be unable to sell their Membership Interests in the Company, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a Interest, the member will report taxable gain to the extent that the sale price of the Interest exceeds the member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the member and will be taxed at the cost recovery tax rate in effect at that time. Members should seek advice from their qualified tax professional in the event of the sale of the member’s Interest.

Phantom Income

It may occur that in any year the members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Member has taxable income to report but receives no cash. In this event, the members may owe tax on the reportable income, which the member will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

An investor who is tax exempt (such as a charitable organization), or who acquires Interests through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

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Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual member is used for income tax reporting purposes. The election out must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

It is the intent of the Company to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, the Company will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to the Company based on the tax classification of the members.

Members will be required to timely furnish the Company with the information necessary to make the annual election, and the Company will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

If the Company fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, the Company intends to elect the application of the “push out” procedures. In the event of a push out, a former member may owe additional tax if they were a member during the reviewed year.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the Interests, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

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In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their Membership Interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, twenty-five percent (25%) or more of the value of any class of equity Membership Interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire Membership Interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than twenty-five percent (25%) of the value of the members’ Membership Interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the twenty-five percent (25%) limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

EXPERTS

Our financial statements for the period from inception (November 14, 2024) to December 20, 2024 included in this offering circular have been audited by Brickstone & Associates, Inc, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Manager will answer inquiries from potential investors concerning the Interests, the Company, our Manager and other matters relating to the offer and sale of the Interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

FISYN FUND II LLC

Attn: Micah McVaney

777 Main Street, Suite 600

Fort Worth, TX, 76102

Phone No.: (512) 739-7567

Email: mmcvaney@fisyn.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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FINANCIAL STATEMENTS

F-1

Independent Auditor’s Report

To the Board of Directors

FISYN FUND II, LLC

We have audited the financial statements of FISYN FUND II, LLC., (“FISYN “) as of inception which comprise the balance sheet as of December 20, 2024, and the related statements of income, changes in shareholders’ equity and cash flows for the fiscal years then ended and the related notes to the financial statements.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of FISYN as of December 20, 2024, and the results of its operations and its cash flows for the fiscal years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statement has been prepared under the assumption that the company will continue as a going concern. However, as mentioned in Note 2 to the financial statements, the company has incurred losses since its inception, raising substantial doubt about its ability to continue operating. Management’s assessment of the situation and their plans to address these concerns are also detailed in Note 2. The financial statement does not include any adjustments that might be necessary if the company is unable to continue as a going concern. Our conclusion remains unmodified regarding this matter.

Basis for our Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of FISYN and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error. In preparing the financial statements, management isresponsible for assessing FISYN’s ability to continue as a going concern within one year after the date the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decision of users made on the basis of these financial statements. As part of our audit in accordance with GAAS, we exercise professional judgement and maintain professional skepticism through the audit. We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies and material weaknesses in internal control that we identified during our audit.,

December 20, 2024

Ashburn VA USA

VA 134338

F-2

FISYN FUND II, LLC

BALANCE SHEET

AS OF DECEMBER 20, 2024

ASSETS
CURRENT ASSETS

Cash in Bank	$-
Accounts Receivable	-
Due from others	-

Total Current Assets	-

FIXED ASSETS
Office Equipment	-
Less: Accumulated Depreciation	-

Net Fixed Assets	-

TOTAL ASSETS	$-

See the auditor’s report and accompanying notes to financial statements.

F-3

FISYN FUND II, LLC

BALANCE SHEET

AS OF DECEMBER 20, 2024

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts Payable	$-
Due to Others	76,499
Total Current Liabilities	$76,499

LONG-TERM LIABILITIES

Total Long-term Liabilities	-

TOTAL LIABILITIES	76,499

SHAREHOLDERS EQUITY
Retained Earnings	-
Net Income (Loss)	(76,499)
Total Shareholder’s Equity	(76,499)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$-

See the auditor’s report and accompanying notes to financial statements.

F-4

FISYN FUND II, LLC

INCOME STATEMENT

FOR THE PERIOD NOVEMBER 14, 2024 (INCEPTION)

THROUGH DECEMBER 20, 2024

INCOME:

Revenue	$-

Total Revenue	-

EXPENSES:

Advertising	-
Accounting	-
Legal Fees	-
Business Registration	-
Meals and Entertainment	-
Salaries and Wages	-
Payroll Taxes	-
Payroll Processing Fees	-
Licenses and taxes	-
Office Supplies and Software	-
Rent	-

TOTAL OPERATING EXPENSES	$76,499

NET INCOME (LOSS)	$76,499

See the auditor’s report and accompanying notes to financial statements.

F-5

FISYN FUND II, LLC

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD NOVEMBER 14, 2024 (INCEPTION)

THROUGH DECEMBER 20, 2024

Shareholder’s Equity

Beginning Shareholders’ Equity November 14, 2024	-
Retained Earnings	-
Net Income (Loss)	(76,499)
Balance Shareholders’ Equity December 10, 2024	$(76,499)

See the auditor’s report and accompanying notes to financial statements.

F-6

FISYN FUND II, LLC

STATEMENTS OF CASH FLOW

AS OF DECEMBER 20, 2024

Cash Flows from Operating Activities
Net Income (Loss)	$(76,499)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation & Asset Amortization	-
(Increase) decrease in amounts receivable	-
Increase (decrease) in accounts payable	76,499
Net Cash Provided (Used by Operating Activities	$-
Cashflow from Investing Activities
Net Cash Provided (Used) by Investing Activities	$-
Cashflow from Financing Activities
Long Term Debt	-
Proceeds from equity investment	-
Net Cash Provided (Used) by Financing Activities	$-
Net increase (decrease) in cash	-
Cash, beginning of year	-
Cash, end of year	-
-
Supplemental disclosures of cash flow information:
Cash paid during the year for: Interest expense	$-

See the auditor’s report and accompanying notes to financial statements.

F-7

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 20, 2024

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies was consistently applied in the preparation of the accompanying financial statement.

Organization of Purpose

FISYN FUND II LLC was formed as a Delaware limited liability company (the “Company”) by executing and delivering the Certificate of Formation in accordance with the Delaware Limited Liability Company Act, as codified in the Delaware Code, Title 6, Chapter 18 (the “DLLCA”).

The Company was formed primarily to acquire, develop, and operate real property. The Company may engage in any other lawful activities which are related or incidental to the foregoing purpose, as may be determined in the sole and absolute discretion of the Manager.

FISYN Management Company LLC, a Texas limited liability company has been appointed as the manager of the Company (the “Manager”). The principal office in the United States where the records of the Company are to be maintained is: 777 Main Street, Suite 600 Fort Worth, TX, 76102

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (‘GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. The current balance as of December 20, 2024 is $0.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. As of DECEMBER 10, 2024, the Company has not earned any revenue.

F-8

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Tax

The Company, with the consent of its members, has been elected under the Internal Revenue Code to be a limited liability company. In lieu of federal corporate income taxes, the member of the limited liability company is taxed individually on the Company’s taxable income. Therefore, no provision of liability for federal or state income taxes has been included in the financial statements.

Income Tax Uncertainties

The Company follows FASB guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-then-not threshold would be recorded as a tax expense and liability in the current year. Management evaluated the Company’s tax position and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company is not currently under audit by any tax jurisdiction.

Recent Accounting Pronouncements

The Financial Accounting Standards Board periodically issues updated guidance or new accounting standards updates (ASUs) that impact financial reporting requirements. Other than various technical corrections issued recently, the Company is not aware of any recently issued accounting pronouncements that are expected to have a significant and material impact on the Company’s financial statements.

Note 2 – Going Concern and Uncertainties

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company has not generated any revenue from operations, which, among other factors, introduces risk related to the Company’s ability to start operations or continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon management’s plans to raise additional capital from the issuance of debt or sale or equity, its ability to increase the number of profitable contracts for its flagship products and services, and its ability to generate positive operating cash flow.

Note 3 – Commitments and Contingencies

From time to time, during the normal course of business, the Company may be subject to various claims or lawsuits from customers, vendors, or competitors. The Company is not currently involved with and has no current knowledge of any pending or threatened litigation against the Company.

F-9

Note 4 - Related Party Transactions

The company has no related party transactions.

Note 5 - Significant Risks and Uncertainties

The Company has a limited operating history and has not yet generated revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to credit risk and changes to regulations governing the Company’s industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

Note - 6 Subsequent events

Management has evaluated subsequent events through December 20, 2024, the date the financial statements were available for issuance, and has determined

F-10

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

2.1	Certificate of Formation (1)
2.2	Amended and Restated Company Agreement
4.1	Form of Subscription Agreement
6.1	Contract with DealMaker Securities (2)
11.1	Consent of Auditor
12.1	Opinion of Legality from Dodson Robinette, PLLC

(1)	Originally filed with the 1-A offering statement on January 28, 2025 and incorporated herein by reference.
(2)	Originally filed with the 1-A/A amended offering statement on February 26, 2025 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2025.

FISYN FUND II LLC

By:	FISYN Management Company LLC,
A Texas limited liability company
its manager

	By:	/s/ Rawney McVaney
Rawney McVaney, its manager

By:	/s/ Micah McVaney
Micah McVaney, its manager

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rawney McVaney	Managing member of Financial Synergy Holdings LLC, the manager of FISYN Management Company LLC	March 19, 2025
Rawney McVaney	(principal executive officer and principal financial and accounting officer)

/s/ Micah McVaney	Manager of FISYN Management Company LLC	March 19, 2025
Micah McVaney

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